Exhibit 4.2

Execution Version

KARYOPHARM THERAPEUTICS INC.,

as Issuer

THE GUARANTORS PARTY HERETO,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

INDENTURE

Dated as of October 10, 2025

9.00% Convertible Senior Notes due 2029

i

v

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Intercreditor Agreement
Exhibit C	Form of Pledge and Security Agreement
Exhibit D	Form of Pre-Funded Warrant Agreement

SCHEDULES

Schedule A	Schedule of Exchanges of Notes
Schedule B	Existing Liens
Schedule C	Existing Subsidiaries
Schedule D	Existing Indebtedness
Schedule E	Existing Investments
Schedule F	Certain Affiliate Transactions
Schedule G	Material Contracts

ATTACHMENTS

Attachment 1	Form of Notice of Conversion
Attachment 2	Form of Fundamental Change Repurchase Notice
Attachment 3	Form of Assignment and Transfer
Attachment 4	Form of Asset Sale Repurchase Notice
Attachment 5	Platform Access Request

INDENTURE dated as of October 10, 2025 (this “Indenture,” as more fully set forth in Section 1.01) between KARYOPHARM THERAPEUTICS INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors party hereto (as defined herein) and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 9.00% Convertible Senior Notes due 2029 (the “Notes” and each $1 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $103,502,450.00, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Assignment and Transfer and the Form of Asset Sale Repurchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized; and

WHEREAS, all acts and things necessary to make the Guarantees, when executed by the Guarantors party hereto, the valid, binding and legal obligations of the respective Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders, the Note Parties covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. For all purposes of this Indenture and any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Indenture and (ii) otherwise, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c) references to the “principal” amount of the Notes shall be deemed to include capitalized PIK Interest as the context requires;

(d) references to interest on the Notes shall be deemed to include PIK Interest as the context requires; and

(e) references to the “Notes” or a “Note” shall be deemed to refer to the Notes initially issued on the Closing Date and any additional Notes that are issued as a result of payment of PIK Interest or Additional Amounts relating to the payment of PIK Interest as the context requires.

“2028 Convertible Notes” means the 9.00% convertible senior notes due 2028 issued by the Company pursuant to that certain Indenture dated as of the Closing Date by and between the Company and Wilmington Savings Fund Society, FSB a federal savings bank, as trustee (the “New 2028 Convertible Note Indenture”).

“2028 Notes Asset Repurchase Amount” means the dollar amount of 2028 Notes that Holders of the 2028 Notes are requiring the Company to repurchase pursuant to Section 15.06 of the New 2028 Convertible Note Indenture in connection with an “Asset Sale Offer Notice” (as defined in the New 2028 Convertible Note Indenture) resulting from an Asset Sale.

“Acquired Debt” means Indebtedness (1) of a Person existing at the time such Person becomes a Subsidiary through the acquisition of the Capital Stock in such Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Company or any Subsidiary, in each case, so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger, amalgamation or consolidation, as the case may be, (ii) the property acquired (or the property of the Person acquired) in such acquisition, merger, amalgamation or consolidation, as the case may be, is used or useful in the same or a related line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) Collateral Trustee shall have received from the Company or such Subsidiary such items as may be necessary or desirable for Collateral Trustee to have a Second Priority Lien (for the benefit of the Parity Lien Secured Parties) on such Capital Stock or property constituting the Collateral pursuant to the terms of this Agreement, (iv) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition, merger, amalgamation or consolidation, as the case may be, and (v) the Company shall deliver to the Information Agent within 90 days of the consummation of such acquisition, merger, amalgamation or consolidation, as the case may be, pro forma financial statements for the Company and its Subsidiaries after giving effect to such acquisition, merger, amalgamation or consolidation, as the case may be, for the twelve month period ending as of the most recent Fiscal Quarter end. Acquired Debt shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Acquisition” means the acquisition of, by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures, in each case in the ordinary course of business), the business, all or substantially all of the property or assets of, or all or substantially all of the Capital Stock or other evidence of beneficial ownership of, any Person, any division or line of business, or any other business unit of any Person.

“Act of Parity Lien Debtholders” has the meaning specified in the Collateral Trust Agreement.

“Additional Amounts” shall have the meaning specified in Section 4.09(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of members of the Board of Directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent Affiliates” shall have the meaning specified in Section 18.03(e).

“Aggregate Payments” shall have the meaning specified in Section 13.01(e).

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Note Party provides to Information Agent pursuant to any Transaction Document or the transactions contemplated therein that is distributed by means of electronic communications in accordance with Section 18.03.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer (including through a plan of division), exclusive license (as licensor or sublicensor), or other disposition to, or any exchange of property with, any Person (other than between or among the Company or any Note Party that is a Wholly-Owned Guarantor) after the Closing Date, in one transaction or a series of transactions, of all or any part of the Company’s or any of its Subsidiaries’ respective businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased, or licensed, including the Capital Stock of any of the Company’s Subsidiaries, other than (i) any such transaction that is in the ordinary course of business, including, (a) inventory sold to unaffiliated customers and (b) the write off, discount, sale or other disposition of receivables or similar obligations and (ii) the granting of Liens permitted under Section 4.13, Restricted Junior Payments permitted under Section 4.11 and Investments permitted under Section 4.19. For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition for value of any contracts after the Closing Date and (y) the early termination or modification after the Closing Date of any contract to which the

Company or any of its Subsidiaries is a party that would have the effect of forgiving or otherwise reducing the future payment obligations of the counterparty thereto in any material respect, resulting in the receipt by the Company or any of its Subsidiaries of a cash payment or other consideration in exchange for such event in excess of $500,000 per contract (other than payments in the ordinary course for accrued and unpaid amounts that would have been due through the date of termination or modification without giving effect thereto).

“Asset Sale Notice” shall have the meaning specified in Section 15.06(a).

“Asset Sale Offer Notice” shall have the meaning specified in Section 15.06(c).

“Asset Sale Pro Rata Repurchase Amount” shall have the meaning specified in Section 15.06(d).

“Asset Sale Reinvestment Amount” shall mean (i) with respect to any Asset Sale other than Specified Asset Sales, (x) if the aggregate amount of Net Asset Sale Proceeds that have been reinvested pursuant to Section 15.06(a) exceeds $30,000,000, up to 60% of the relevant Net Asset Sale Proceeds or (y) otherwise, up to 100% of the relevant Net Asset Sale Proceeds and (ii) with respect to Specified Asset Sales, 50% of the relevant Net Asset Sale Proceeds.

“Asset Sale Reinvestment Deadline” shall mean, with respect to any Asset Sale, the earlier of (x) the date three hundred sixty-five (365) days following the date of such Asset Sale or (y) a date as of which the Company determines that it will not invest the relevant Asset Sale Uninvested Amount.

“Asset Sale Repurchase Amount” shall mean, with respect to any Asset Sale, if the aggregate amount of Net Asset Sale Proceeds that have been reinvested pursuant to Section 15.06(a) exceeds $30,000,000, 40% of the relevant Net Asset Sale Proceeds (or the excess of such Net Asset Sale Proceeds over the $30,000,000).

“Asset Sale Repurchase Date” shall have the meaning specified in Section 15.06(b).

“Asset Sale Repurchase Notice” shall have the meaning specified in Section 15.06(e)(i).

“Asset Sale Repurchase Price” shall have the meaning specified in Section 15.06(b).

“Asset Sale Repurchase Trigger Date” means, with respect to any Asset Sale (A) the date of such Asset Sale, if the relevant Asset Sale Repurchase Amount is greater than zero, or (B) the Asset Sale Reinvestment Deadline, if the relevant Asset Sale Uninvested Amount is greater than zero.

“Asset Sale Uninvested Amount” shall mean, with respect to any Asset Sale, the portion, if any, of the Asset Sale Reinvestment Amount that is not reinvested pursuant to Section 15.06(a) by the relevant Asset Sale Reinvestment Deadline.

“Authenticating Agent” means an authenticating agent with respect to the Notes appointed by the Trustee pursuant to Section 2.09.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“Beneficial Ownership Limitations” shall have the meaning specified in Section 14.10(e).

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) with respect to a limited liability company, the manager, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or a combination thereof) or other arrangement conveying the right to use such property, by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, as applied to any Person that is a lessee under any Capital Lease, that portion of obligations under such Capital Lease that is properly classified as a liability on a balance sheet in conformity with GAAP.

“Capital Stock” means any and all shares, stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or profit interests in a Person that is another type of entity, including partnership interests, membership interests, voting trust certificates, certificates of interest, and profit interests, participations, or similar arrangements, and any and all warrants, rights or options to purchase, or other arrangements or rights to acquire, subscribe, convert to or otherwise receive or participate in the economic or other rights associated with any of the foregoing, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. Federal Government, or (b) issued by any agency of the U.S., in each case of sub clauses (a) and (b), the obligations of which are backed by the full faith and credit of the U.S., mature within one year after such date, and have, at the time of the acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from

Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (iv) investments in accordance with the Company’s investment policy provided to the Trustee on or prior to the Closing Date, as the same may be updated from time to time by the Board of Directors, with the prior written approval of the Requisite Holders, and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from both S&P and Moody’s.

“Cash Management Obligations” means (a) obligations in respect of any treasury management services, overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit, commercial credit card, debit card, stored value card or purchase card programs and similar arrangements.

“Certificated Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1 principal amount and integral multiples of $1 in excess thereof.

“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code; provided that, such entity has not already guaranteed or provided credit support with respect to any Material Indebtedness of the Company or any Affiliate of the Company that is a U.S. person for U.S. tax purposes and cannot provide a guarantee hereunder or under the New 2028 Convertible Note Indenture without resulting material adverse U.S. tax consequences under Section 956 of the Internal Revenue Code to any Note Party as determined by the Company in good faith.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means the date of this Indenture.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted and/or purported to be granted pursuant to the Note Security Documents as security for the Obligations.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the Guarantors from time to time party thereto, the Collateral Trustee, the Trustee and the other parties party thereto from time to time.

“Collateral Trustee” means Wilmington Savings Fund Society, FSB a federal savings bank, in its capacity as Collateral Trustee for the benefit of the Parity Lien Secured Parties under the Collateral Trust Agreement, together with its successors in such capacity.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, the body performing such duties at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1, et seq.), as amended.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and, subject to the provisions of Article 11 hereof, shall include its successors and assigns.

“Company Materials” shall have the meaning specified in Section 18.03(b).

“Company Order” means a written order of the Company, signed by an Officer of the Company, and delivered to the Trustee.

“Company Product” means any pharmaceutical preparation for human use containing the Compound, either alone or in combination with any other compound(s), in any formulation, dosage, form or mode of administration of the Company Product.

“Compound” means that certain active pharmaceutical ingredient referred to as selinexor, with the IUPAC name:

(2Z)-3 -{3-[3,5-bis(trifluoromethyl)phenyl]-1H-1,2,4-triazol-1-yl }-N’-pyrazin-2-yl)prop-2-enehydrazide.

“Consolidated Liquidity” means, at any time of determination, an amount determined for the Note Parties on a consolidated basis equal to the sum of Qualified Cash of the Note Parties.

“Contributing Guarantors” shall have the meaning specified in Section 13.01(e).

“Controlled Account” means (a) any Deposit Account of a Note Party that is subject to a Deposit Account Control Agreement, and (b) any Securities Account of a Note Party that is subject to a Securities Account Control Agreement.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, DE 19801, Attention: GCM/Raye Goldsborough, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” shall have the meaning specified in Section 3.02.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means, for the 20 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the date of any Notice of Redemption, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KPTI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Laws” means the Bankruptcy Law and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S., any state or territory thereof, the District of Columbia or any other applicable jurisdictions.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but have not been paid or duly provided for.

“Deposit Account” means any “deposit account” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Collateral Trustee (in reliance on an Act of Parity Lien Debtholders) that (i) is entered into among the Term Loan Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained, and the Note Party maintaining such Deposit Account, and (ii) is effective for the Term Loan Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Deposit Account.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(f) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Direction of Requisite Holders” means a written direction or instruction from Holders constituting the Requisite Holders which may be in the form of an e-mail or other form of written communication and which may come from counsel acting with the consent of Holders constituting the Requisite Holders (in each case, together with proof of holding as provided in Section 8.02), it being understood and agreed that the Trustee may conclusively rely on any such written direction or instruction from such counsel.

“Director” means any natural Person constituting the Board of Directors or an individual member thereof.

“Dispose” means, with respect to any property or assets of a Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition by such Person to any other Person.

“Disqualified Capital Stock” means any Capital Stock, other than the Warrants, that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable), or upon the occurrence of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder or beneficial owner thereof (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments of dividends, distributions or other Restricted Junior Payments in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (i), (ii), or (iii) of this definition, in each case, prior to the date that is ninety-one (91) days after the latest maturity date or expiration date applicable to any Notes, except, in the case of clauses (i) and (ii), if as a result of a change of control, asset sale or similar event, so long as any rights of the holders thereof upon the occurrence of such a change of control, asset sale or similar event are subject to the prior payment in full of all Obligations.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary organized under the laws of the U.S., any state thereof or the District of Columbia.

“Effective Date” means (i) in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective and (ii) as used in Section 14.04 and Section 14.05, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Agreements” means each Exchange Agreement dated on or around October 7, 2025 (i) by and between the Company and an Original Holder providing for the exchange of $100,978,000 aggregate principal amount of the Company’s 6.00% secured convertible senior notes due May 13, 2029 (the “Existing 2029 Convertible Notes”), issued pursuant to that certain Indenture, dated as of May 13, 2024, as amended, restated, supplemented or otherwise modified from time to time, and Common Stock purchase warrants originally issued on May 13, 2024, for the Notes offered hereby and new Common Stock purchase warrants dated as of the Closing Date (the “New Exchange Agreements”); (ii) by and between the Company and the parties thereto providing for the exchange of $24.25 million in aggregate principal amount of the Company’s outstanding 3.00% unsecured convertible senior notes due October 15, 2025 (the “Existing 2025 Convertible Notes”), issued pursuant to that certain Indenture, dated as of October 16, 2018, in each case, as amended, restated, supplemented or otherwise modified from time to time, for shares of Common Stock and new warrants to purchase shares of Common Stock (the “2025 Note Equitization Agreements”); and (iii) by and between the Company and an Original Holder providing for the exchange of $15.0 million in aggregate principal amount of the Existing 2029 Convertible Notes for shares of Common Stock (the “2029 Note Equitization Agreements”).

“Exchanged Securities” shall have the meaning specified in Section 2.05.

“Excluded Accounts” means (a) payroll, payroll taxes, employee benefits, trust, escrow and other fiduciary accounts as long as in the case of payroll accounts, the total amount on deposit at any time does not exceed an amount reasonably expected to meet the current amount of payroll obligations of the Note Parties, (b) zero balance accounts as long as any deposits or funds in any such accounts are transferred at least once each Business Day into a Controlled Account (including, for the avoidance of doubt, at any time following the exercise of exclusive control by any Agent (as defined in the Term Loan Agreement) under the applicable control agreement with respect to such Controlled Account), (c) accounts which are exclusively used to hold cash or Cash Equivalents that serves as collateral in respect of a Permitted Lien pursuant to 4.13(d), (g), (p), (u) or (v) and (d) any other Deposit Accounts or Securities Accounts that do not have, in the aggregate, an average daily balance of more than $2,500,000.

“Excluded Subsidiary” means (a) any CFC, (b) any Subsidiary of a CFC, (c) any Foreign Subsidiary Holding Company, in each case, in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Company, be reasonably expected to result in material adverse tax consequences to any Note Party, and (d) each Immaterial Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) of such Guarantor to pay or perform under any agreement,

contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Executive Officer” means, with respect to the Company, the Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a Chief Business Officer or any Executive Vice President.

“expiration date” shall have the meaning specified in Section 14.04(e).

“Fair Share” shall have the meaning specified in Section 13.01(e).

“Fair Share Contribution Amount” shall have the meaning specified in Section 13.01(e).

“FATCA” shall have the meaning specified in Section 4.09(a)(i)(D).

“First Amendment to Term Loan Agreement” shall have the meaning specified in the definition of Term Loan Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Note Security Document, that such Lien is the highest priority Lien to which such Collateral is subject, other than any non-consensual Permitted Liens for taxes, statutory obligations, or other obligations that arise and have higher priority by operation of law.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a Mortgage in favor of the Collateral Trustee, for the benefit of Parity Lien Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Subsidiary that has no material assets other than directly or indirectly owned Capital Stock in one or more CFCs or other Foreign Subsidiary Holding Companies.

“Form of Asset Sale Repurchase Notice” means the “Form of Asset Sale Repurchase Notice” attached as Attachment 4 to the Form of Note.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that neither (A) a transaction described in clause (1) or (2) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (B) any merger or reclassification, conversion or exchange of outstanding shares of Common Stock solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a merger or reclassification, conversion or exchange solely into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock, American depositary receipts, ordinary shares or other common equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Capital Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, American depositary receipts, ordinary shares or other common equity interests, in each case, that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Capital Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes in accordance with Section 14.07, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). For the avoidance of doubt, a Share Exchange Event pursuant to which (x) at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock, American depositary receipts, ordinary shares or other common equity interests, in each case, that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Capital Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such Share Exchange Event and (y) as a result of which the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)) shall not constitute a Fundamental Change pursuant to clause (d) above. Any event, transaction or series of related transactions that constitutes a Fundamental Change under both clause (a) and (b) above (without giving effect to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (subject to the proviso in clause (b) above). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Funding Guarantor” shall have the meaning specified in Section 13.01(e).

“GAAP” means, subject to Section 1.04, generally accepted accounting principles in the United States of America, as in effect from time to time.

“General Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(e).

“Global Note” means a Note issued in global form to evidence all or a part of the Notes which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, licensing authority, self-regulatory organization or other regulatory authority, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the U.S., the U.S., or a foreign entity or government.

“Governmental Authorization” means any permit, license, approval, exemption, registration, certificate, clearance, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” means the guarantees by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantor” means (a) the Company, to the extent that the Company is not already the primary obligor in respect of any Obligations, (b) each Subsidiary of the Company that executes the Pledge and Security Agreement on the Closing Date or becomes a party to the Pledge and Security Agreement in accordance with the provisions of this Indenture (which shall not, for the avoidance of doubt, include any Excluded Subsidiaries) and their respective successors and assigns, and (c) each other Person that guarantees all or any part of the Obligations.

“Healthcare Royalty Partners Facility” means the facility provided pursuant to that certain Revenue Interest Financing Agreement, dated September 14, 2019, among the Company, HealthCare Royalty Partners III, L.P., HealthCare Royalty Partners IV, L.P., HCR

Canary Fund, L.P. and HCR Molag Fund, L.P., as investors, Healthcare Royalty Management, LLC as investor representative and HCR Karyopharm SPV, LLC as the collateral agent, as amended by the Omnibus Amendment to Transaction Documents, dated as of June 23, 2021, the Second Amendment to Revenue Financing Agreement, dated as of August 1, 2023, the Second Omnibus Amendment to Transaction Documents, dated as of May 8, 2024, the Third Amendment to Revenue Interest Financing Agreement, dated as of August 14, 2025, the Fourth Amendment Revenue Interest Financing Agreement, dated as of August 27, 2025 and the Sixth Amendment to Revenue Interest Financing Agreement, dated as of October 7, 2025 (the “Healthcare Royalty Partners Sixth Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time after the Closing Date in accordance with the terms of the Intercreditor Agreement and the terms hereof. For the avoidance of doubt, the obligations under the Healthcare Royalty Partners Facility shall constitute Indebtedness.

“Healthcare Royalty Partners Sixth Amendment” shall have the meaning specified in the definition of Healthcare Royalty Partners Facility.

“Hedge Agreement” means any Interest Rate Agreement and any other derivative or hedging contract, agreement, confirmation, or other similar transaction or arrangement that is entered into by the Company or any of its Subsidiaries, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement, or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency, or Securities values, or any combination of the foregoing agreements or arrangements.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Security Register, provided that, in connection with the giving of any consent, instruction or authorization under the Indenture, the Notes, any Guarantees, the Collateral Trust Agreement and any other Note Security Document, beneficial owners of interests in a Global Note may constitute “Holders,” and in connection therewith, the Company, the Trustee, the Collateral Trustee, any Officer signing an Officers’ Certificate and any counsel delivering an Opinion of Counsel shall be permitted to rely in good faith on (i) any consents obtained from such beneficial owners in accordance with the rules and procedures of the Depositary with respect thereto, to the extent applicable, or (ii) customary certificates or statements of beneficial ownership as evidence of holdings of such interests (without seeking, for the avoidance of doubt, proxies or other authorizations from the Depositary or other similar evidence), it being understood that nothing herein shall prevent such parties from requesting such supporting evidence from Holders as may be reasonably required.

“Holder Beneficial Ownership Limitation” shall have the meaning specified in Section 14.10(e).

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) Capital Lease Obligations; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA, payroll liabilities, or any trade payable incurred in the ordinary course of business unless (a) due more than 120 days from the date of incurrence of the obligation in respect thereof and more than 30 days past due, or (b) such obligations are evidenced by a note or a similar written instrument), including any earn out obligations to the extent such earnout is required to be included as a liability on such Person’s balance sheet prepared in accordance with GAAP and seller financing indebtedness; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person but limited to the value of the property owned by such Person securing such obligation if such indebtedness is not recourse to such Person; (vi) the face amount of any letter of credit or similar instrument issued for the account of (or similar credit transaction entered into for the benefit of the Parity Lien Secured Parties) that Person or as to which that Person is otherwise liable for reimbursement of drawings or is otherwise an obligor; (vii) obligations in respect of Disqualified Capital Stock or preferred Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock or preferred Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or preferred Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or preferred Capital Stock as if such Disqualified Capital Stock or preferred Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock or preferred Capital Stock); (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or provide any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge Agreement, in each case whether entered into for hedging or speculative purposes or otherwise, provided, the “principal” amount of obligations under any Hedge Agreement that has not been terminated shall be deemed to be the Net Mark-to-Market Exposure of Company and its Subsidiaries thereunder.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Information Agency Agreement” means the agreement to be entered into on or about the date hereof between the Company, the Trustee and the Information Agent.

“Information Agent” means such person as the Company may appoint for the purposes of operating and maintaining the Platform.

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Security Agreement” as defined in the Pledge and Security Agreement.

“Intercompany Note and Subordination” means a “global” intercompany promissory note and subordination that evidences and subordinates certain Indebtedness and other monetary liabilities owed among Note Parties and their Subsidiaries, as applicable, substantially in the form of Exhibit I to the Term Loan Agreement.

“Intercreditor Agreement” means that certain amended and restated intercreditor agreement in the form attached hereto as Exhibit B executed as of the Closing Date, and as amended, restated, supplemented or otherwise modified from time to time, and any successor agreement to the Intercreditor Agreement entered into in connection with any Permitted Refinancing of the Notes, the 2028 Convertible Notes, the Term Loan or the Healthcare Royalty Partners Facility.

“Interest Payment Date” means (a) the last day of each March, June, September and December of each year, beginning on December 31, 2025, and (b) the applicable Maturity Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging or managing the interest rate exposure associated with the Company’s and its Subsidiaries’ operations.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person, including the establishment or other creation of a Subsidiary or any other interest in the Securities of any Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Company from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for customary moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practice) or capital contributions by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales of inventory to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus (A) the cost of all additions thereto, minus (B) to the extent such original Investment was made in cash, the amount of any portion of such Investments that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payment actually received by such investor representing interest, dividends or other distributions in respect of such Investment (in all of the foregoing cases in this clause (B), to the extent such payments do not exceed, in the aggregate, the original cost of such Investment), in each case without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Note Party or any of its Subsidiaries.

“Issue Date” means October 10, 2025.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, in which the Company or any of its Subsidiaries owns 50% or less of the total voting power of shares of stock or other ownership interests; provided, in no event shall any Wholly-Owned Subsidiary of any Person be considered to be a “Joint Venture” to which such Person is a party.

“Landlord Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit H to the Term Loan Agreement or otherwise reasonably satisfactory to the Collateral Trustee (in reliance on an Act of Parity Lien Debtholders).

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date received from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. On or after the occurrence of a Share Exchange Event, the “Last Reported Sale Price” of a unit of Reference Property on any date shall be determined in accordance with the four immediately preceding sentences except that (i) in the case of a Share Exchange Event in connection with which holders of Common Stock receive only cash as set forth in Section 14.07(a), the “Last Reported Sale Price” shall be equal to the per share amount of cash received by holders of Common Stock in such Share Exchange Event, (ii) in the case of a Share Exchange Event in connection with which holders of Common Stock receive a type of consideration other than cash or common stock (or, if applicable, American depositary receipts, ordinary shares or other common equity interests) as set forth in Section 14.07(a), the “Last Reported Sale Price” shall be the fair market value of such unit of Reference Property determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) in the case of a Share Exchange Event in connection with which holders of Common Stock receive a combination of common stock (or, if applicable, American depositary receipts, ordinary shares or other common equity interests), cash and/or a type of consideration of the kind described in clause (ii), the “Last Reported Sale Price” shall be equal to the sum of values of each component or portion of such unit of Reference Property determined in accordance with the four immediately preceding sentences, clause (i) and/or clause (ii), as the case may be.

“Lien” means (i) any lien, Mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as set forth in clause (a), (b) or (d) of the definition thereof (as determined after giving effect to any exceptions to or exclusions from such definition, but without regard to subclause (A) of the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Adverse Effect” means, with respect to the Note Parties, (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, prospects or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of such persons, taken as a whole, to perform their respective payment obligations under the Transaction Documents, (c) a material impairment of the rights and remedies of the Trustee or Collateral Trustee, or any Holder under the Transaction Documents, or (d) a material impairment of the legality, validity, binding effect or enforceability against any Note Party of any material Transaction Document to which it is a party.

“Material Contract” means any and all contracts or other arrangements to which the Company or any of its Subsidiaries is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect. Material Contracts as of the Closing Date (other than those that have been entered into as of the Closing Date in connection with the Recapitalization Transactions) are listed on Schedule G.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of the Company and its Subsidiaries with an individual principal amount (or the Net Mark-to-Market Exposure) of $2,500,000 or more or, solely for purposes of Section 6.01(m), that, collectively with any other Indebtedness in respect of which any relevant default or other specified event has occurred, has an aggregate principal amount of $5,000,000 or more.

“Material Intellectual Property” means any Intellectual Property owned or licensed by any of the Company or any of its Subsidiaries that, individually or in the aggregate, is material to the operation of the business of, the Company and its Subsidiaries, taken as a whole. For the avoidance of doubt, all Intellectual Property with respect to selinexor (including any formulations, re-formulations, polymorphs, crystal forms, solvates, amorphous forms, methods of treatment, and methods of manufacture) shall be deemed to be Material Intellectual Property.

“Material Subsidiary” means, at any date of determination, a Subsidiary of a Note Party (a) whose total assets are greater than 1.0% of the consolidated assets of the Company and its Subsidiaries at such date or (b) whose revenues are greater than 1.0% of the consolidated revenues of the Company and its Subsidiaries, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) total assets greater than 2.5% of the consolidated assets of the Company and its Subsidiaries at such date or (y) revenues greater than 2.5% of the consolidated revenues of the Company and its Subsidiaries, in each case determined in accordance with GAAP, then the Company shall, designate in writing to the Trustee one or more of such Subsidiaries as “Material Subsidiaries” and comply with Section 10.01 with respect to such Subsidiary within the time periods set forth therein. For the avoidance of doubt, it is understood and agreed that Karyopharm Europe GmbH and Karyopharm Israel Ltd. are not Material Subsidiaries as of the Closing Date.

“Maturity Date” means May 13, 2029.

“MNPI” shall have the meaning specified in Section 18.03(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means a mortgage, deed of trust, or similar instrument in form and substance reasonably acceptable to the Collateral Trustee (in reliance on an Act of Parity Lien Debtholders).

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by the Company or any of its Subsidiaries from such Asset Sale (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment, as applicable), but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) taxes payable by the Company or any of its Subsidiaries as a result of any gain recognized in connection with such Asset Sale during the tax period in which the sale occurs (or in which a deferred payment described in clause (i) above is made), (b) payment of the outstanding principal amount of, fees, premium or penalty, if any, and interest on any Indebtedness (other than the Obligations) that is secured by a Permitted Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Mark-to-Market Exposure” of a Person means, as of any time of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the time of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that time).

“Note” or “Notes” shall have the meaning specified in the recitals of this Indenture.

“Note Party” or “Note Parties” means the Company together with each Guarantor.

“Note Purchase Agreements” means each Note Purchase Agreement, dated on or around October 7, 2025, by and between the Company and each initial beneficial owner of the 2028 Convertible Notes.

“Note Secured Parties” means collectively, the Trustee, the Holders, the Information Agent, the indemnitees for the purposes of Section 7.06 and each co-agent or sub-agent appointed by the Trustee or the Information Agent from time to time pursuant to this Indenture.

“Note Security Documents” means the Collateral Trust Agreement, Pledge and Security Agreement, any Intellectual Property Security Agreements, any Mortgages, any Deposit Account Control Agreements, any Securities Account Control Agreements, any Landlord Collateral Access Agreements, the Collateral Trust Agreement, the Intercreditor Agreement and all other instruments, documents and agreements that are expressly designated pursuant to their terms to be “Note Security Documents” or are otherwise executed and delivered by or on behalf of any Note Party or any other Person pursuant to this Indenture or any of the other Note Security Documents in order to grant to, or perfect in favor of, Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a Lien on any real, personal or mixed property of any Note Party as security for the Obligations.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Notice of Redemption” means the notice of redemption sent by, or at the direction of, the Company, as described in Section 16.02(d).

“Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several, or independent) of every nature of each of the Note Parties from time to time owed to any Note Secured Party under any Transaction Document, whether for principal (including, for the avoidance of doubt, capitalized PIK Interest), interest (including PIK Interest or interest that, but for the filing of a petition in bankruptcy with respect to such Note Party, would have accrued on any Obligation, whether or not a claim is allowed against such Note Party for such interest in the related bankruptcy proceeding), obligations to pay fees, expenses, indemnification or otherwise, in each case excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor.

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a Chief Business Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller or the Secretary or any Assistant Secretary.

“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 18.07 if and to the extent required by the provisions thereof. The Officer’s Certificate pursuant to Section 4.07 shall be signed by one of the principal executive, financial or accounting Officers of the Company.

“Oncology Indication” means an oncology drug indication, including with respect to multiple myeloma, endometrial cancer, and myelofibrosis.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing of legal counsel, that is delivered to the Trustee, which opinion is reasonably acceptable to the Trustee, and may contain customary exceptions and qualifications as to the matters set forth therein and which legal counsel may, in providing such opinion, rely upon certifications or other representations as to matters of fact. Each such opinion shall include the statements provided for in Section 18.07, if and to the extent required by the provisions thereof.

“Original Holders” means Highbridge Tactical Credit Institutional Fund, Ltd., Highbridge Tactical Credit Master Fund, L.P., 1992 Master Fund Co - Invest SPC- Series 4 Segregated Portfolio, Braidwell Partners Master Fund LP, CPMF Situations I LLC, M.H. Davidson & Co., Davidson Kempner Arbitrage, Equities and Relative Value LP and HCR Karyopharm SPV, LLC and their respective Affiliates.

“Outstanding” means, subject to the provisions of Section 8.04, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under this Indenture; provided that the following Notes shall be deemed to not be “Outstanding”:

(a) Notes theretofore cancelled by the Trustee or any Paying Agent, or delivered to the Trustee or any Paying Agent and accepted for cancellation or that have previously been cancelled;

(b) Notes or portions thereof for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Notes or portions of such Notes are to be redeemed prior to the Maturity Date, notice of such redemption shall have been given as provided in Article 16 or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07;

(d) Notes that have been paid pursuant to Section 2.10 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.10;

(f) Notes repurchased by the Company pursuant to the last sentence of Section 2.10;

(g) Notes repurchased by the Company pursuant to, and otherwise in accordance with, Article 15;

(h) Notes redeemed by the Company pursuant to, and otherwise in accordance with, Article 16.

“Parity Liens” as defined in the Collateral Trust Agreement.

“Parity Lien Secured Parties” as defined in the Collateral Trust Agreement.

“Patents” as defined in the Pledge and Security Agreement.

“Paying Agent” shall have the meaning specified in Section 4.02.

“PDUFA Date” means the user fee goal date that is set forth in a filing communication or other written correspondence from FDA.

“Permitted Acquisition” means any Acquisition by the Company or any other Note Party, whether by purchase, merger or otherwise; provided,

(i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Requirements of Law and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the Acquisition of Capital Stock, all of the Capital Stock (except for any such Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor of Company in connection with such Acquisition shall be owned 100% by Company or a Wholly-Owned Guarantor thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Company, the actions set forth in Section 4.15 and any other actions requested pursuant to Section 4.08;

(iv) the Company and its Subsidiaries shall be in compliance with the financial covenant set forth in Section 4.20 on a pro forma basis after giving effect to such Acquisition as of the last day of the Fiscal Quarter most recently ended;

(v) Company shall have delivered to Information Agent (A) at least three (3) Business Days prior to such proposed Acquisition (or such shorter period as may be agreed by Trustee) (1) an Officer’s Certificate evidencing compliance with Section 4.20 as required under clause (iv) above, and (2) the aggregate consideration for such Acquisition and any other information required to demonstrate compliance with Section 4.20, and (B) promptly upon request by the Trustee and in any event at least three (3) Business Days prior to closing such Acquisition (or such shorter period as may be agreed by Trustee) (1) a copy of the then-current draft of the purchase agreement related to the proposed Acquisition (and any related documents reasonably requested by Trustee), (2) to the extent available, quarterly and annual financial statements of the Person whose Capital Stock or assets are being acquired for the most recent twelve month period ending immediately prior to such Acquisition, including any audited financial statements that are available and (3) any due diligence memorandum (subject to standard non-reliance conditions) related to such Acquisition prepared by the Company and/or its advisors;

(vi) any Person or assets or division as acquired in accordance herewith (x) shall be located in the United States or such other jurisdiction in which any Note Party is organized and (y) shall be in same business, lines of business or any ancillary business substantially related to the business in which Company and/or its Subsidiaries are engaged as of the Closing Date;

(vii) the Acquisition shall be non-hostile and shall have been approved by the Board of Directors of the Person acquired or the Person from whom such assets or division is acquired, as applicable; and

(viii) the Company and its Subsidiaries shall comply with Sections 4.08 and Section 4.15 with respect to such Acquisition if applicable; provided that the aggregate amount of Permitted Acquisitions by Note Parties of Subsidiaries that do not become Note Parties in accordance with Section 4.15, and of assets that do not become owned by Note Parties, shall not exceed $5,000,000 in the aggregate.

“Permitted Liens” means each of the Liens permitted pursuant to Section 4.13.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that (a) such refinancing, extension, renewal or replacement (i) shall not increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, extension, renewal or replacement, (ii) shall, to the extent such Indebtedness being refinanced, extended, renewed or replaced is Subordinated Indebtedness, be Subordinated Indebtedness on terms at least as favorable to the Holders (in the good faith determination of Company) as those contained in the documentation governing the Indebtedness being refinanced, extended, renewed or replaced, (iii) shall not mature prior to the date that is ninety-one (91) days after the latest maturity date or expiration date applicable to any Notes hereunder, except if as a result of a change of control, asset sale or similar event, so long as any rights of the holders thereof upon the occurrence of such a change of control, asset sale or similar event are subject to the prior payment in full of all Obligations, (iv) shall not any scheduled principal amortization prior to the date that is ninety-one (91) days after the latest maturity date or expiration date applicable to any Notes hereunder, (v) shall not require any Subsidiary of the Company to guarantee such Indebtedness unless such Subsidiary has guaranteed the Obligations in accordance with the terms hereof, (vi) shall not have terms and conditions, taken as a whole, that are materially less favorable to the Company and its Subsidiaries than those contained in the refinanced, extended, renewed or replaced Indebtedness, as reasonably determined by the Company in good faith and (vii) shall not contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of the Indebtedness being refinanced, extended, renewed or replaced; and (b) after giving effect to such refinancing, extension, renewal or replacement, no Event of Default shall have occurred (or could reasonably be expected to occur) as a result thereof.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PIK Interest” means interest payable on the Notes by increasing the aggregate principal amount of an Outstanding Global Note or issuing additional Notes under this Indenture having the same terms as the Notes initially issued under the Indenture, subject to the terms of this Indenture and the Notes.

“PIK Interest Payment Date” shall have the meaning specified in Section 2.03(d).

“PIK Notice” shall have the meaning specified in Section 2.03(d).

“Platform” shall have the meaning specified in Section 18.03(b).

“Platform Access Request” means a written request from a Requesting Holder to the Company (with a copy to the Information Agent) for access to the Platform, substantially in the form of Attachment 5.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement to be executed as of the Closing Date by the Company and each Guarantor that is a Domestic Subsidiary in form and substance reasonably acceptable to the Parity Lien Secured Parties. For the avoidance of doubt, the form of Pledge and Security Agreement attached as Exhibit C hereto is acceptable to the Holders.

“Pre-Funded Warrants” means the warrants issued pursuant to a warrant agreement substantially in the form set forth in Exhibit D. For the avoidance of doubt, Pre-Funded Warrants shall have the additional restrictions on exercise as set forth in and subject to the conditions in Exhibit D.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Primary Endpoint” means, upon an analysis of the intent-to-treat population, either (a) (i) with respect to XPORT-MF-034 (NCT04562389), the proportion of participants with spleen volume reduction shall be at least 35% at week 24 and the proportion of participants with total symptom score reduction shall be at least 50% at week 24 (as measured by Myelofibrosis Symptom Assessment Form V4.0) and (ii) with respect to XPORT-EC-042 (NCT05611931), the investigator has assessed Progression Free Survival in accordance with Response Evaluation Criteria in Solid Tumors v1.1., (b) prior to the statistical analysis assessment and upon written request by the Company to the Holders, such other endpoint as the Requisite Holders may agree or (c) with respect to XPORT-MF-034 (NCT04562389) and prior to the statistical analysis assessment, such other primary endpoint that the Company has publicly updated pursuant to a Form 8-K filed with or furnished to the Commission.

“Public Holder” shall have the meaning specified in Section 18.03(b).

“Qualified Cash” means, at any time of determination, the aggregate balance sheet amount of unrestricted Cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Subsidiaries as of such time that (i) is free and clear of all Liens other than (A) Liens securing the Term Loan (and any Permitted Refinancing thereof), the Healthcare Royalty Partners Facility (and any Permitted Refinancing thereof), (B) Parity Liens in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties and (C) non-consensual Permitted Liens, (ii) may be applied to payment of the Obligations without violating any law, contract, or other agreement (other than Section 4.20 of this Indenture, Section 4.20 of the New 2028 Convertible Note Indenture and Section 6.8 of the Term Loan Agreement), and (iii) is in Controlled Accounts.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Note Party in any real property.

“Recapitalization Transactions” means the Company and certain of its Subsidiaries entering into or consummating (i) the exchange of (a) $100.978 million in aggregate principal amount of the Company’s Existing 2029 Convertible Notes and warrants to purchase shares of Common Stock originally issued on May 13, 2024 for (b) the Notes offered hereby and new warrants to purchase shares of Common Stock pursuant to the New Exchange Agreements (together, the “Notes Exchange”); (ii) (x) the exchange of $24.25 million in aggregate principal amount of the Existing 2025 Convertible Notes, for shares of Common Stock and new warrants to purchase shares of Common Stock pursuant to the 2025 Note Equitization Agreements (the “SUN Equitization”) and (y) the incurrence of Indebtedness representing the aggregate principal amount of Existing 2025 Convertible Notes outstanding upon consummation of the SUN Equitization in an amount not to exceed $250,000 and the repayment thereof (and accrued and unpaid interest thereon) at maturity; (iii) the exchange of $15.0 million in aggregate principal amount of the Existing 2029 Convertible Notes for shares of Common Stock pursuant to the 2029 Note Equitization Agreements (the “Equitization”); (iv) the issuance of the 2028 Convertible Notes; (v) the First Amendment to Term Loan Agreement; (vi) the Healthcare Royalty Partners Sixth Amendment; (vii) the Exchange Agreements referenced in foregoing clauses (i), (ii) and (iii); (viii) the payment of certain fees (a) in Warrants in connection with the First Amendment to Term Loan Agreement and (b) in cash or in the form of Common Stock or Pre-Funded Warrants in connection with the Notes Exchange, the Equitization, the issuance and sale of the 2028 Notes and the First Amendment to Term Loan Agreement, in each case pursuant to that certain “Fee Agreement Pursuant to Transaction Documents” letter dated as of the date hereof; (ix) the payment of certain fees in cash or in the form of Common Stock or Pre-Funded Warrants in connection with the RIFA Amendment pursuant to that certain “Fee Agreement Pursuant to Sixth Amendment to Revenue Interest Financing Agreement” letter dated as of the date hereof; (x) the issuance of shares of Common Stock and warrants to purchase Common Stock pursuant to that certain securities purchase agreement dated October 7, 2025, by and among the Company and the other parties thereto and (xi) all other transactions contemplated by the foregoing clauses and effective on or about the Closing Date.

“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Conversion Deadline” means the earlier of (1) the close of business on the Business Day immediately preceding the related Redemption Date (or if the Company fails to pay the Redemption Price on the Redemption Date as specified in the Notice of Redemption, the close of business on the Business Day immediately preceding such later date on which the Redemption Price is paid) and (2) the Scheduled Trading Day prior to the Maturity Date.

“Redemption Date” shall have the meaning specified in Section 16.02(d).

“Redemption Make-Whole Consideration” means, for each $1,000 principal amount of Notes, a number of Shares equal to (x) the Redemption Make-Whole Value divided by (y) the Daily VWAP; provided that, the Redemption Make-Whole Consideration shall not exceed 85.1374 Shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

“Redemption Make-Whole Value” means, at any time with respect to the principal amount of Notes, the aggregate value of all remaining interest payments on the principal amount of Notes from the Redemption Date through the Maturity Date (including, for the avoidance of doubt, after giving effect to any PIK Interest payable after such Redemption Date).

“Redemption Price” shall have the meaning specified in Section 16.02(b).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Rights Agreements” means the Registration Rights Agreements, dated October 10, 2025, between the Company and each of the parties thereto, each as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Registrational Trial” means a clinical trial of a Company Product that satisfies either of the following ((a) or (b)):

(a) such clinical trial includes a sufficient number of subjects and is designed to establish that such product has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such product, or a similar clinical trial prescribed by an applicable Regulatory Authority; or

(b) such clinical trial is a registration trial designed to be sufficient to support the filing of an application for Regulatory Approval for such product in an applicable country or jurisdiction or some or all of an extra-national territory, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance or minutes issued by an applicable Regulatory Authority, for such registration trial.

Without limiting the foregoing, a clinical trial that would satisfy the requirements of 21 C.F.R. 312.21(c) or corresponding foreign regulations is deemed to be a Registrational Trial.

“Registrational Trial Positive Readout” means (a) with respect to the Registrational Trials for XPORT-MF-034 (NCT04562389) or XPORT-EC-042 (NCT05611931), the achievement of a p value less than 0.05 on the applicable Primary Endpoint for such

Registrational Trial occurring after the Closing Date and after the assignment of a PDUFA Date by the FDA with respect to XPORT-MF-034 (NCT04562389) or XPORT-EC-042 (NCT05611931), as applicable, or (b) the delivery of written notice to the Company from the Requisite Holders stating that a Registrational Trial Positive Readout has occurred.

“Regular Record Date” with respect to any Interest Payment Date, the March 15, June 15, September 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable March 31, June 30, September 30 or December 31 Interest Payment Date, respectively.

“Regulatory Approval” means the approval required from a Regulatory Authority for the marketing and sale of a product in the applicable country.

“Regulatory Authority” means the U.S. Food and Drug Administration (“FDA”) (or any successor agency) or any Governmental Authority in any other country that is a counterpart to the FDA and holds responsibility for granting Regulatory Approval for a product in such country.

“Related Agreements” means, collectively, the Warrants, the Term Loan Agreement, the Registration Rights Agreements, the 2029 Note Equitization Agreements, the New Exchange Agreements and the Note Purchase Agreements.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.09(a).

“Reporting Obligations” shall have the meaning specified in Section 6.03.

“Required Parity Lien Debtholders” as defined in the Collateral Trust Agreement.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all treaties, laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, other binding administrative pronouncements, persuasive guidance, statutes, common law, case law or treaties.

“Requisite Holders” means Holders whose Notes represent more than 50% of the principal amount of Notes then Outstanding; provided that if there are two or more Holders, Requisite Holders shall include at least two or more unaffiliated Holders (as certified by the Holders to the Trustee).

“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust and agency department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture (which, for the avoidance of doubt, includes without limitation any supplemental indenture hereto).

“Restricted Junior Payment” means (i) any dividend, other distribution, or liquidation preference, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock (other than any Disqualified Capital Stock) to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iv) [reserved]; and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any earn out obligations or seller financing indebtedness. Notwithstanding the foregoing, conversion of any convertible Securities into Capital Stock and cash in lieu of fractional shares shall not be a Restricted Junior Payment.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended and in effect from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended and in effect from time to time.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Note Security Document, that other than Liens in connection with the Term Loan (subject to the Intercreditor Agreement) and any non-consensual Permitted Liens for taxes, statutory obligations, or other obligations that arise and have higher priority by operation of law, such Lien is the highest priority Lien to which such Collateral is subject and is pari passu with Liens securing Collateral pursuant to the Healthcare Royalty Partners Facility.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, including any Capital Stock and any Hedge Agreements or other derivatives.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to Collateral Trustee (in reliance on an Act of Parity Lien Debtholders) that (i) is entered into among the Term Loan Collateral Agent, the securities intermediary at which the applicable Securities Account is maintained, and the Note Party having rights in or to the underlying financial assets credited to or maintained in such Securities Account, and (ii) is effective for the Term Loan Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Register” and “Security Registrar” shall have the meanings as set forth in Section 2.05.

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Shares” shall mean shares of the Company’s Common Stock.

“Specified Asset Sales” means any Asset Sale permitted under Sections 4.21(f)(ii) or (iii).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subordinated Indebtedness” means any Indebtedness that is unsecured or contractually subordinated in right of payment or lien ranking (as applicable) to the Obligations or related Liens.

“Subordination Agreement” means, with respect to any Subordinated Indebtedness, the corresponding subordination or intercreditor agreement, if any, among Trustee and/or Collateral Trustee, on the one hand, and the creditor or creditors (or their respective agents) in respect of such Subordinated Indebtedness, on the other hand, which shall be in form and substance acceptable to the Trustee, the Collateral Trustee and the Requisite Holders (which may be by a Direction of Requisite Holders with respect to the Trustee and an Act of Parity Lien Debtholders with respect to the Collateral Trustee).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Person or Persons (whether Directors, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Term Loan” means a Term Loan made to the Company under the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit and Guaranty Agreement, dated as of May 8, 2024, by and among the Company, as borrower, the Guarantors, as guarantors, the lenders from time to time party thereto and Wilmington Savings Fund Society, FSB, as administrative agent (in such capacity, the “Term Loan Administrative Agent”) and as collateral agent (in such capacity, the “Term Loan Collateral Agent”), as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of the Closing Date (the “First Amendment to Term Loan Agreement”), and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Trading Day” means, except for the purposes of determining amounts due upon conversion, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading; and provided, further, in each case, that if the Common Stock (or such other security) is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transaction Documents” means, collectively, this Indenture, the Notes, the Note Security Documents, the Information Agency Agreement and all other documents and instruments executed and delivered in connection herewith, excluding the Warrants, the Pre-Funded Warrants and any other documents relating to any investment by any Holder or its Affiliates in Capital Stock of any Note Party, in each case as such agreements may be amended, supplemented or otherwise modified from time to time.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“U.S.” means the United States of America.

“U.S. dollar” or “$” means the lawful currency of the United States of America.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KPTI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Warrants” means, collectively, (a) those certain Common Stock purchase warrants, each dated as of the Closing Date, issued by the Company to each of the Original Holders pursuant to the New Exchange Agreements and (b) those certain Common Stock purchase warrants, each dated as of the Closing Date, issued by the Company to the lenders under the Term Loan Agreement in connection with the First Amendment to Term Loan Agreement.

“Wholly-Owned” means, in reference to any Subsidiary of a specified Person, that 100% of the Capital Stock of such Subsidiary (other than (x) Directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. The foregoing notwithstanding, any Event of Default relating to a failure to pay any Additional Interest when and as required pursuant to this Indenture shall be subject to Section 6.01(g) of this Indenture and shall not be subject to Section 6.01(a) of this Indenture.

Section 1.03 Divisions. For all purposes under this Indenture and the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it, shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.04 Accounting Terms, Financials Statements, Calculations, Etc. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Company to Holders shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare historical financial statements. Notwithstanding the foregoing, (i) for purposes of determining compliance with the financial covenants contained in this Indenture, any election by the Holders to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification Section 825 10 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change in accounting treatment of “operating” and “capital” leases scheduled to become effective for Fiscal Years beginning after December 15, 2018 as set forth in the Accounting Standards Update No. 2016 02, Leases, (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any similar publication issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to December 15, 2018. For purposes of determining pro forma compliance with any financial covenant as of any date prior to the initial test date on which such financial covenant is to be tested hereunder, the level of any such financial covenant shall be deemed to be the covenant level for such initial test date. Notwithstanding anything to the contrary in this Indenture, for purposes of determining compliance with any basket, accordion or incremental feature, test, or condition under any provision of this Indenture or any other Transaction Document, no Note Party may retroactively divide, classify, re classify or deem or otherwise treat a historical transaction as having occurred in reliance on a basket or exception that was not available at the time of such historical transaction or if and to the extent that such basket or exception was relied upon for any later transaction. When used herein, the term “financial statements” shall be construed to include all notes and schedules thereto. Except as otherwise provided therein, this Section 1.04 shall apply equally to each other Transaction Document as if fully set forth therein, mutatis mutandis.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.00% Convertible Senior Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $103,502,450.00, as increased by PIK Interest pursuant to Section 2.03(d), subject to Section 2.12 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06 or Section 2.07, Section 10.04, Section 14.02, Section 15.04 or Section 16.04.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject. Any Global Note shall bear a legend substantially to the following effect: “Except as otherwise provided in this Indenture, this Note may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Any of the Notes may have such letters, numbers or other marks of identification or designation and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers, exchanges or issuances of additional Notes (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Company or the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Subject to the foregoing provisions of this Section 2.02, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest, accrued and unpaid, and to accrue, that were carried by such other Note.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1 principal amount and integral multiples of $1 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Certificated Note shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office. The principal amount of any Global Note shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and any such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and in such notice instruct the Trustee, in the name and at the expense of the Company, to cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent electronically or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent or mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) Notwithstanding the foregoing or anything to the contrary in this Indenture, for the Interest Payment Dates occurring on December 31, 2025 and March 31, 2026 (the “PIK Interest Payment Dates”), the Company shall pay interest on the Notes by capitalizing the accrued and unpaid interest on the applicable PIK Interest Payment Date and adding the same to the principal amount of the Notes then Outstanding in the form of PIK Interest. Following an increase in the principal amount of the Notes Outstanding as a result of a capitalization of PIK Interest on the applicable PIK Interest Payment Date, the Notes will bear interest on such increased principal amount from and after such applicable PIK Interest Payment Date, and the principal amount of the Notes at any time and after such date will include all PIK Interest which has been capitalized thereon. On the Regular Record Date prior to the applicable PIK Interest Payment Date, the Company shall deliver to the Trustee and the Paying Agent(s) a notice executed by one of its Officers (i) setting forth the total amount of PIK Interest due and payable on the applicable PIK Interest Payment Date, (ii) directing the Trustee to increase the aggregate principal amount of the Notes Outstanding as of the applicable PIK Interest Payment Date in an amount equal to the PIK Interest payable on such date (a “PIK Notice”), which PIK Notice the Trustee and Paying Agent(s) shall be entitled to conclusively rely upon. The Trustee shall promptly deliver a copy of the PIK Notice to the Holders of the Notes. For the avoidance of doubt, interest on the Notes on each subsequent Interest Payment Date after March 31, 2026, shall be payable solely in cash.

Section 2.04 Execution, Authentication and Delivery of Notes.

The Notes shall be signed on behalf of the Company by one of its Officers. Signatures may be in the form of a manual or electronic signature.

The Company may use the electronic signature of any Person who shall have been an Officer, notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of such Person shall have ceased to be such an Officer of the Company. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication by the Trustee.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an Authenticating Agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, signed by an Officer, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

In authenticating any Notes after the Issue Date and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, that all conditions precedent in connection with the issuance, authentication and delivery of such Notes have been met and that such Notes are legal, valid and binding obligations against the Company, enforceable against it in accordance with its terms, subject to customary exceptions and qualifications.

The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) Notes of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of such series of authorized denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Note or Notes of the same series that the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall keep, or cause to be kept, at an office or agency in the continental United States of America designated for such purpose a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Notes and the transfers of Notes and which at all reasonable times shall be open for inspection by the Trustee. The Trustee is hereby initially appointed the “Security Registrar” registrar for the purpose of registering Notes and transfer of Notes as herein provided.

Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose, the Company shall execute and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees a new Note or Notes for a like aggregate principal amount and bearing such legends as may be required by this Indenture.

All Notes presented or surrendered for exchange or registration of transfer shall be duly endorsed or accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the Holder or by such Holder’s duly authorized attorney in writing.

No service charge shall be made or imposed for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer, other than exchanges pursuant to Section 2.06, Section 10.04 or Section 15.04(b) not involving any transfer.

None of the Company, the Trustee or the Security Registrar shall be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a Notice of Redemption of less than all the Notes then Outstanding and ending at the close of business on the day of such mailing, or (ii) exchange or register the transfer of (1) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (2) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (3) any Notes, or a portion of any Note, selected for redemption in accordance with Article 16, in each case other than the unredeemed portion of any such Notes being redeemed in part.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Paying Agent nor any Conversion Agent nor any Security Registrar shall have any responsibility or liability for any actions taken or not taken by the Depositary.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.05(g), all Notes shall be represented by one or more Global Notes registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(d) Notwithstanding anything else in this Indenture to the contrary, any Notes issued pursuant to the New Exchange Agreements and with respect to which the beneficial owner of such Notes has, in connection with the issuance of such Notes, certified in writing to the Company that (i) they are not an “affiliate” of the Company (within the meaning of Rule 144 under the Securities Act), (ii) they acquired the securities being exchanged for such Notes pursuant to the New Exchange Agreements (the “Exchanged Securities”) from the Company more than one year prior to the issuance of such Notes (including any “tacking” permitted pursuant to Rule 144 under the Securities Act) and (iii) such beneficial owner is permitted to “tack” the holding period of such Notes under Rule 144 under the Securities Act to the holding period of the Exchanged Securities pursuant to Rule 144(d)(3)(ii), shall not be required to bear the legend set forth in this Section 2.05(d) upon issuance of such Notes and shall not be assigned a restricted CUSIP number. Each Holder agrees to provide the Company with any information the Company may reasonably request in connection with the issuance of any Notes in accordance with the immediately preceding sentence.

(e) [Reserved.]

(f) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(f)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Certificated Notes in accordance with Section 2.05(g).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for the Depositary. The Trustee, Paying Agent, Conversion Agent and Security Registrar shall have no responsibility for the actions or inactions of the Depositary.

At such time as all interests in a Global Note have been converted, cancelled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, cancelled, redeemed, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Information Agent, the Paying Agent or the Conversion Agent or any agent of the Company, the Trustee, the Information Agent, the Paying Agent or the Conversion Agent shall have any responsibility or liability for any act or omission of the Depositary, or for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Information Agent, the Paying Agent or the Conversion Agent or any agent of the Company, the Trustee, the Information Agent, the Paying Agent or the Conversion Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Conversion Agent or

any agent of the Company, the Trustee, the Paying Agent or the Conversion Agent from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(g) If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such position in the Global Notes in exchange for such position in such Global Notes, and upon delivery of the position in such Global Notes to the Trustee such position in such Global Notes shall be cancelled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(g) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

(h) Any Note or Common Stock issued upon the conversion or exchange of a Note that is redeemed, repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is redeemed, repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.10.

(i) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Security Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities law, or other applicable law.

Section 2.06 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, temporary Notes (printed, lithographed or typewritten) of any authorized denomination. Such temporary Notes shall be substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as definitive Notes. Without unnecessary delay the Company will execute and will furnish definitive Notes of such series and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose, and the Trustee shall, upon receipt of a Company Order, authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such series, unless the Company advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Notes of such series shall be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon receipt of a Company Order the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon receipt of a Company Order. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

In case any Note that has or is about to become due and payable, whether upon maturity of the Notes or upon declaration or otherwise, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

Every replacement Note issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of (but subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

Section 2.09 Authenticating Agent. So long as any of the Notes remain Outstanding there may be an Authenticating Agent for any or all such Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is and subject to supervision or examination by federal, state, territorial, or District of Columbia authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.10 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives), including as described in Section 2.12, registration of transfer or exchange or conversion, if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and such Notes shall no longer be considered “Outstanding” upon their payment, redemption, repurchase, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be cancelled promptly by it, and, except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled except as otherwise provided for in this Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company evidence of cancellation for such cancelled Notes held by the Trustee. The Trustee shall cancel and dispose of cancelled Notes in accordance with its standard procedures. If the Company shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The effectiveness of any such notice shall not be affected by any defect in, or omission of, such “CUSIP” numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.12 No Additional Notes, Repurchases. The Company may not reopen this Indenture and issue additional Notes under this Indenture (other than, for the avoidance of doubt, in connection with the payment of PIK Interest or Additional Amounts relating to the payment of PIK Interest), provided, however, that, notwithstanding the foregoing and for the avoidance of doubt, the Company may issue additional Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06 or Section 2.07, Section 10.04, Section 14.02, Section 15.04 or Section 16.04. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to the Holders and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered and such Notes shall no longer be considered Outstanding hereunder upon their repurchase pursuant to Section 2.10.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a)(i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03(c)) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable (in the case of Common Stock, solely to satisfy the Company’s Conversion Obligation), sufficient to pay all of the Outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02 Covenant Defeasance.

(a) The Company may elect, at its option, to have its obligations released with respect to the covenants described in Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.17, Section 4.18, Section 4.19, Section 4.20, Section 4.21, Section 4.22, Section 4.23, Section 4.24, Section 4.25, Section 4.26, Section 4.27, Section 4.28 and Section

4.29 (“Covenant Defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events described in Section 6.01(f), (m), (n), (o) (p), (q) and (r) will no longer constitute an Event of Default with respect to the Notes. In addition, if the Company exercises Covenant Defeasance, each Subsidiary Guarantor will be released from all of its obligations with respect to its applicable guarantee and the Parity Liens upon the Collateral will be released to the extent provided in the Note Security Documents and will no longer secure the Notes and Guarantees Outstanding under this Indenture or any other Obligations.

(b) To exercise Covenant Defeasance with respect to the Notes:

(i) the aggregate principal amount of Notes Outstanding represents less than 25% of the aggregate principal amount of Notes originally issued under this Indenture;

(ii) no Default or Event of Default with respect to the Outstanding Notes shall have occurred and be continuing;

(iii) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all Notes are in default within the meaning of such act);

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Covenant Defeasance have been complied with; and

(v) delivery to the Trustee of an Opinion of Counsel to the effect that beneficial owners of the Notes Outstanding at the time of Covenant Defeasance will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided, that for the avoidance of doubt, such opinion will not address the tax impacts of the repayment of the Notes that permits such Covenant Defeasance.

Section 3.03 Deposited Moneys to be Held in Trust. All moneys deposited with the Trustee pursuant to Section 3.01 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders for the payment or redemption of Notes for which such moneys have been deposited with the Trustee.

Section 3.04 Payment of Moneys Held by Paying Agents. In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) of, and accrued and unpaid interest on (including, for the avoidance of doubt, capitalizing the PIK Interest), each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal and any interest payable in cash, if any, will be delivered to the Paying Agent, if other than the Company thereof, by 11:00 a.m. (New York City time) on the due date in immediately available funds deposited by the Company and designated for and sufficient to pay all principal, premium, if any, and interest (excluding PIK interest), if any, then due.

Section 4.02 Paying Agent and Conversion Agent. So long as the Notes remain Outstanding, the Company agrees to maintain an office or agency with respect to the Notes (the “Paying Agent”) in the continental United States of America and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Notes may be presented for payment, redemption or repurchase, (ii) Notes may be presented as herein above authorized for registration of transfer and exchange, and (iii) notices in respect of the Notes and this Indenture may be given or made, such designation to continue with respect to such office or agency until the Company shall, by written notice in an Officer’s Certificate and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and notices may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and notices; provided, the Trustee shall not be considered an agent of any Note Party for service of process.

So long as the Notes remain Outstanding, the Company will also maintain an office or agency (“Conversion Agent”) in the continental United States of America where the Notes may be surrendered for conversion and where notices and demands in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or another office or agency of the Trustee.

The Company may also from time to time designate as a Paying Agent or a Conversion Agent one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable; provided that for the purposes of Article 15 of this Indenture, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth therein.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the continental United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that the Trustee shall not be considered an agent of the Company for service of process.

Section 4.03 Provisions as to Paying Agent.

(a) If the Company shall appoint one or more Paying Agents, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03:

(i) that it will hold all sums held by it as such Paying Agent for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of the Notes) in trust for the Holders;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor of the Notes) to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of and accrued and unpaid interest on the Notes when the same shall be due and payable;

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

(iv) that upon any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, the Paying Agent will serve as an agent of the Trustee; and

(v) that it will perform all other duties of paying agent as set forth in this Indenture.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) of, and on or before each due date after the March 31, 2026 Interest Payment Date of the accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) of, and on or before each due date after the March 31, 2026 Interest Payment Date of the accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Subject to any unclaimed property laws, any money or other property deposited with the Trustee, Conversion Agent or any Paying Agent, or any money, shares of Common Stock or other property then held by the Company, in each case, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, Conversion Agent or such Paying Agent with respect to such trust money and other property, and all liability of the Company as trustee of any money, shares of Common Stock or other property, shall thereupon cease.

Section 4.04 Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05 Information Requirements and Annual Reports.

(a) The Company shall deliver to or file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents and reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission) (giving effect to any grace periods provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to and filed with the Trustee for purposes of this Section 4.05(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall have no responsibility to determine if such deliveries or filings have been made.

(b) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A.

(c) [Reserved.]

(d) [Reserved.]

(e) [Reserved.]

(f) If Additional Interest is payable by the Company pursuant to Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which the Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such certificate, the Trustee may assume without inquiry that no such Additional Interest is due and payable.

(g) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.06 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year an Officer’s Certificate stating whether the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after an Executive Officer of the Company becomes aware, of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company shall not be required to deliver such an Officer’s Certificate if such Event of Default or Default has been cured or waived including pursuant to Section 18.19 hereof.

Section 4.08 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.09 Additional Amounts.

(a) All payments and deliveries made by, or on behalf of, the Company or any of the Guarantors (each a “Payor”) under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price, and for the avoidance of doubt, inclusive of capitalized PIK Interest), payments of interest (including capitalizing PIK Interest) and deliveries of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by a taxing authority within any jurisdiction (other than the United States of America or any state or other political subdivision thereof) in which the Payor is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or, in each case, any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Payor shall pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting or withholding any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2) the presentation of such Note by the Holder (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) and interest (including capitalizing PIK Interest) on, such Note or the delivery of Common Stock and other Reference Property and/or payments of cash, in each case, upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3) the failure of the Holder or beneficial owner to comply with a timely request from the Payor to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D) any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

(E) any tax, duty, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment, if such payment could have been made without such withholding or deduction by at least one other Paying Agent; or

(F) any combination of taxes referred to in the preceding clauses (A), (B), (C), (D) and (E), or

(ii) with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable, and for the avoidance of doubt, inclusive of capitalized PIK Interest) and interest (including capitalizing PIK Interest) on, such Note or the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b) In the event that (i) the taxing authority of a Relevant Taxing Jurisdiction determines that amounts should have been withheld or deducted in respect of any payments or deliveries under or with respect to the Notes in excess of any amounts that were actually withheld or deducted by the Payor, and (ii) the Payor would have been required to pay Additional Amounts if such amounts had been withheld or deducted, then the Payor shall indemnify each beneficial owner of the Notes, on an after-tax basis, for any and all losses incurred as a result of its failure to make such withholdings and deductions and to pay

Additional Amounts; provided that (i) only direct losses (and no consequential losses or damages) shall be recoverable pursuant to this Section 4.09(b), (ii) no indemnification shall be required pursuant to this Section 4.09(b) unless and until such beneficial owner has exhausted all reasonable remedies available to it to reduce or eliminate the amount of such losses, and (iii) as a condition of such indemnification such beneficial owner shall reasonably assist the Payor in any attempt the Payor may make to seek to secure a reduction or refund of any such amounts, which reduction or refund shall be for the account of the Payor to the extent of any indemnification previously provided to such beneficial owner.

(c) If the Payor is required to make any deduction or withholding from any payments with respect to the Notes, the Payor will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or other evidence reasonably satisfactory to the Trustee.

(d) Any reference in this Indenture or the Notes in any context to the delivery of Common Stock or other Reference Property and/or payments of cash, in each case, upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.09.

(e) The obligations under this Section 4.09 shall survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which the Payor is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or, in each case, any political subdivision or taxing authority thereof or therein).

Section 4.10 Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.11 Restricted Junior Payments. No Note Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except:

(a) (i) any Subsidiary of Company may make Restricted Junior Payments to Company or any other Subsidiary of Company (subject to the terms of the Intercompany Note and Subordination), (ii) each Subsidiary may make Restricted Junior Payments to the holders of its Capital Stock on a pro rata basis and (iii) any Note Party may make Restricted Junior Payments to any other Note Party;

(b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock not constituting Disqualified Capital Stock of such Person;

(c) the Company may make payments of regularly scheduled interest and principal on the 2028 Convertible Notes (and any Permitted Refinancing thereof) and the Term Loan Agreement (and any Permitted Refinancing thereof);

(d) the Company may pay the Revenue Interests, Additional Amounts (each as defined in the Healthcare Royalty Partners Facility as in effect on the date hereof) and any indemnity obligations owing thereunder, in each case, pursuant to the terms of the Healthcare Royalty Partners Facility as in effect on the date hereof;

(e) [Reserved];

(f) the repurchase or redemption of Capital Stock of the Company held by officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of a Note Party or any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service shall be permitted;

(g) the Company may make any Restricted Junior Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Capital Stock) of the Company;

(h) the repurchase of Capital Stock (i) deemed to occur upon the exercise of options, warrants or other convertible securities to the extent that such Capital Stock represent all or a portion of the exercise price thereof or (ii) deemed to occur upon the withholding of a portion of Capital Stock granted or awarded to any current or former officer, director, manager, employee or consultant (or permitted transferees, assigns, estates, trusts or heirs of any of the foregoing) to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof) shall be permitted;

(i) payments or distributions to dissenting stockholders pursuant to Requirements of Law in connection with any merger, amalgamation or consolidation with, or other acquisition of, another Person shall be permitted;

(j) to the extent constituting Restricted Junior Payments, the payment of contingent liabilities in respect of any adjustment of purchase price, earn outs, deferred compensation and similar obligations of the Company and its Subsidiaries in respect of Investments permitted under Section 4.19 shall be permitted;

(k) the Company may make payments pursuant to the terms of the Related Agreements;

(l) the Company may refinance Indebtedness with proceeds of Permitted Refinancing Indebtedness permitted to be incurred under Section 4.12;

(m) any Note Party may make payments in respect of any earn out obligations or seller financing indebtedness in accordance with any applicable Subordination Agreement; provided that, at the time of such Restricted Junior Payment and after giving effect thereto, (i) no Default or Event of Default shall exist or would result therefrom and (ii) after giving effect to such Restricted Junior Payment, on a pro forma basis, the Note Parties are in compliance with the covenant set forth in Section 4.20 hereof;

(n) [Reserved];

(o) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Capital Stock in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units shall be permitted;

(p) other Restricted Junior Payments in an aggregate amount not to exceed $1,000,000 during the term of this Agreement shall be permitted; provided that this clause (p) may not be used to make Restricted Junior Payments with respect to the 2028 Convertible Notes (and any Permitted Refinancing thereof), the Term Loan (and any Permitted Refinancing thereof), or the Healthcare Royalty Partners Facility (and any Permitted Refinancing thereof); and

(q) to the extent constituting Restricted Junior Payments, the Company may consummate the Recapitalization Transactions.

Section 4.12 Indebtedness. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of Company or any Guarantor to Company or to any other Guarantor, or of Company to any Guarantor or otherwise among the Note Parties; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note and Subordination, and shall be subject to a Second Priority Lien pursuant to the Pledge and Security Agreement (or an equivalent Note Security Document governed by foreign law) and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of all Obligations pursuant to the terms of the Intercompany Note and Subordination;

(c) the 2028 Convertible Notes and any Permitted Refinancing thereof and the Term Loan and any Permitted Refinancing thereof;

(d) Indebtedness incurred by the Company or any of its Subsidiaries arising from (i) agreements providing for customary indemnification or from customary performance guaranties or (ii) letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of the Company or any of its Subsidiaries which, in the case of clause (ii) hereof, shall not exceed $2,500,000 in the aggregate at any time outstanding;

(e) Indebtedness that may be deemed to exist pursuant to any performance, surety, appeal or similar bonds or statutory obligations incurred in the ordinary course of business, and guarantee obligations in respect of any such Indebtedness not to exceed $2,500,000 in the aggregate at any time outstanding; provided that such cap shall not apply to any such bonds or statutory obligations in accordance with Requirements of Law;

(f) Cash Management Obligations and other Indebtedness in respect of netting services, cash pooling, overdraft protections and other services provided in connection with deposit accounts and Cash Management Obligations in the ordinary course of business;

(g) Indebtedness existing as of the Closing Date and listed on Schedule D and any Permitted Refinancing thereof;

(h) guaranties by the Company of Indebtedness of a Guarantor or guaranties by a Subsidiary of the Company of Indebtedness of the Company or a Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 4.12; provided, that if the Indebtedness that is being guaranteed is unsecured and/or subordinate to the Obligations (in payment or Lien priority), then such guaranties shall also be unsecured and/or subordinated to the Obligations to the same extent as such guaranteed Indebtedness;

(i) to the extent constituting Indebtedness, judgments that do not constitute an Event of Default hereunder;

(j) Indebtedness in an aggregate amount not to exceed at any time $2,500,000 consisting of (x) Capital Lease Obligations and (y) other purchase money Indebtedness, in each case incurred simultaneously with, prior to or within 180 days after the acquisition of assets in connection therewith; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(k) obligations under Hedge Agreements that are not for speculative purposes and are approved by the Requisite Holders;

(l) letters of credit, bankers’ acceptances, guarantees or other similar instruments incurred in the ordinary course of business securing the performance of operating leases or payor contracts not to exceed, in the aggregate at any time outstanding, $2,500,000;

(m) earnouts and seller financing constituting Subordinated Indebtedness in connection with Permitted Acquisitions;

(n) Indebtedness consisting of obligations to make payments to current or former officers, directors and employees of the Company or any of its Subsidiaries, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Capital Stock of the Company or any of its Subsidiaries to the extent such cancellation, purchase or redemption is permitted under Section 4.11;

(o) Indebtedness incurred by the Company or its Subsidiaries consisting of (i) the financing of the payment of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case, in the ordinary course of business or consistent with past practice, and customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice;

(p) Indebtedness secured by clauses (b), (c), (d), (i), (o) and (r) of the definition of “Permitted Liens”;

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(r) Indebtedness in the form of reimbursements owed to officers, directors, managers, consultants and employees of the Company or any Subsidiary for business expenses of the Company or any Subsidiary;

(s) Acquired Debt; provided that the aggregate outstanding amount of all of the Acquired Debt shall not exceed $10,000,000 at any one time outstanding; provided, further that prior to a Registrational Trial Positive Readout, Acquired Debt shall not exceed $2,500,000 in the aggregate;

(t) Indebtedness under the Healthcare Royalty Partners Facility and any Permitted Refinancing thereof;

(u) other Indebtedness of the Company and its Subsidiaries not to exceed an aggregate principal amount equal to $5,000,000 at any time outstanding of which not more than $1,000,000 may be secured Indebtedness pursuant to Section 4.13(x); and

(v) to the extent constituting an incurrence of Indebtedness, the Company may consummate the Recapitalization Transactions.

Notwithstanding anything in this Section 4.12 to the contrary, in no event shall any Note Party or Subsidiary thereof enter into, or incur any Indebtedness pursuant to, any royalty financing (other than the Healthcare Royalty Partners Facility as in effect on the date hereof and any Permitted Refinancing thereof).

Section 4.13 Liens. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or any income, profits, or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits, or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a) Parity Liens for the benefit of the Parity Lien Secured Parties granted pursuant to any Note Security Document;

(b) (i) inchoate Liens for ad valorem property taxes not yet delinquent and (ii) Liens for taxes if obligations with respect to such taxes are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP so long as the aggregate amount of such taxes does not exceed $1,000,000 at any time outstanding;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof not to exceed $2,500,000 in the aggregate at any time outstanding;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and that, in the aggregate for any parcel of real property subject thereto, do not materially detract from the value of such parcel;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any customary cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of Patents, copyrights, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Company or such Subsidiary;

(l) Liens described in Schedule B;

(m) Liens securing purchase money Indebtedness permitted pursuant to Section 4.12(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens securing the 2028 Convertible Notes (and any Permitted Refinancing thereof), the Term Loan (and any Permitted Refinancing thereof) and the Healthcare Royalty Partners Facility (and any Permitted Refinancing thereof); provided that, with respect to the Healthcare Royalty Partners Facility (and any Permitted Refinancing thereof), such Liens solely encumber Collateral and are subject to the Intercreditor Agreement;

(o) Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which the Company or any applicable Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral;

(p) Liens on cash collateral securing Indebtedness permitted under Section 4.12(l) (not in excess of 105% of the principal amount thereof);

(q) [Reserved];

(r) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of any Note Party or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of such Note Party in respect of such letter of credit, bank guarantee or other similar instrument to the extent such obligations are permitted by Section 4.12;

(s) (i) Liens on property or Capital Stock of another Person existing at the time such other Person becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Company; and provided, further that such Liens were granted to secure repayment of Acquired Debt and (ii) Liens on property of a Person existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Subsidiary; and provided, further that such Liens were granted to secure repayment of Acquired Debt;

(t) Liens on Capital Stock of Subsidiaries that are not (i) Guarantors or (ii) pledged pursuant to the terms of the Pledge and Security Agreement;

(u) customary Liens incurred in the ordinary course of business to secure Cash Management Obligations and other obligations in respect of payment processing services, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services;

(v) Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers;

(w) Liens on Capital Stock of Joint Ventures securing capital contributions to, or obligations of, such Persons and customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements;

(x) other Liens on assets that secure Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

(y) to the extent constituting the creation, incurrence or assumption of a Lien, the Company may consummate the Recapitalization Transactions.

Notwithstanding anything in this Section 4.13 to the contrary, in no event shall (i) any obligations of the Note Parties under any Hedge Agreement be secured by any Lien or (ii) the 2028 Convertible Notes be prohibited from having priority status to the Notes in respect of the proceeds from the enforcement of the Collateral as provided in the Collateral Trust Agreement.

If any of the Note Parties or any of their respective Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Trustee or any of the Holders to the creation or assumption of any such Lien not otherwise permitted hereby.

Section 4.14 Transactions with Shareholders and Affiliates. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company; provided, however, that the Note Parties and their Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are fair and reasonable and not less favorable to the Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; further; provided, that the foregoing restrictions shall not apply to (a) any transaction between or among Note Parties; (b) reasonable and customary fees paid to members of the Board of Directors of the Company or any of its Subsidiaries; (c) reasonable and customary reimbursement and compensation arrangements for officers, directors and other employees of the Company or any of its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule F; (e) the issuance of the Warrants and the exercise of any and all related rights by the holder in connection therewith; (f) transactions permitted by Sections 4.11 and 4.19 hereof; (g) transactions involving aggregate payments or consideration of less than $2,500,000 (in one transaction or a series of transactions); and (h) the Recapitalization Transactions.

Section 4.15 Further Guarantors. If, after the date of this Indenture, the Company or any Subsidiary forms or acquires any Subsidiary that is not an Excluded Subsidiary, then the Company will promptly (and in any event within 45 days (or such longer period as the Collateral Trustee (acting through an Act of Parity Lien Debtholders) may agree)) after the date of formation or acquisition cause such Subsidiary to provide a Guarantee hereunder.

Section 4.16 [Reserved].

Section 4.17 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, Liens, subletting or other transfers contained in leases, licenses and similar agreements (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions in the provisions of this Indenture and any document governing any Permitted Refinancing Indebtedness thereof, the indenture governing the 2028 Convertible Notes and any Permitted Refinancing Indebtedness thereof, the Term Loan and any document governing Permitted Refinancing Indebtedness thereof, the Healthcare Royalty Partners Facility and any documentation governing Permitted Refinancing Indebtedness thereof or the Intercreditor Agreement, (d) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (a) through (c) above, (e) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to any existing Note Party, (f) restrictions on cash (or Investments permitted hereunder) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Liens) and (g) customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, Joint Venture agreements and other similar agreements, in each case, entered into in the ordinary course of business, no Note Party shall enter into or permit any of its Subsidiaries to enter into any agreement prohibiting, or triggering any requirement for equitable and ratable sharing of Liens or any similar obligations upon, the creation or assumption of any Lien upon any Note Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations; provided that nothing in this Section 4.17 shall prohibit the consummation of the Recapitalization Transactions.

Section 4.18 Restrictions on Subsidiary Distributions. No Note Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company, in each case, other than restrictions (i) in this Indenture or the Note Security Documents, (ii) in agreements evidencing secured Indebtedness permitted by Section 4.12 that impose restrictions on the property securing such Indebtedness, (iii) by reason of customary provisions restricting assignments, subletting, encumbrances or other transfers contained in leases, licenses, Joint Venture agreements and similar agreements not prohibited by this Indenture, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Indenture, (v) pursuant to the indenture governing the 2028 Convertible Notes and any documentation governing any Permitted Refinancing Indebtedness thereof, the Term Loan Agreement and any documentation governing any Permitted Refinancing Indebtedness thereof or the Healthcare Royalty Partners Facility Agreement and any documentation governing any Permitted Refinancing Indebtedness thereof, (vi) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to any existing Note Party, (vii) restrictions on cash (or Investments permitted hereunder) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Liens) and (viii) restrictions and conditions contained in agreements relating to the disposition of any assets pending such disposition; provided that such restrictions and conditions apply only to the assets that is or are subject of such disposition and such disposition is permitted hereunder; and provided further that nothing in this Section 4.18 shall prohibit the consummation of the Recapitalization Transactions.

Section 4.19 Investments. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Acquisition or make or own any Investment (including if made as an Acquisition) in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary;

(c) Investments (i) in any Securities voluntarily accepted in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;

(d) (i) Investments in any Subsidiaries that are Note Parties and (ii) Investments by a Subsidiary that is not a Note Party in another Subsidiary that is not a Note Party;

(e) loans and advances to directors, officers, and employees of the Company and its Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

(f) Permitted Acquisitions; provided that prior to a Registrational Trial Positive Readout consideration in respect of such Permitted Acquisitions shall not exceed $10,000,000 in the aggregate for all Permitted Acquisitions during the term of this Indenture;

(g) Investments existing on the Closing Date and described in Schedule E and Investments consisting of an extension, modification, replacement or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased as expressly required by the terms of such Investment as in existence on the Closing Date;

(h) Hedge Agreements permitted under Section 4.12(k) to the extent constituting Investments;

(i) guarantees by any Note Party or any Subsidiary constituting Indebtedness permitted by Section 4.12; provided, any such guarantee shall be subordinated to the Obligations to the same extent and on the same terms and conditions as the Indebtedness guaranteed has been subordinated to the Obligations;

(j) guarantees in the ordinary course of business of obligations owed to landlords, suppliers, customers and licensees of any Note Party;

(k) Investments consisting of earnest money deposits required in connection with a Permitted Acquisition;

(l) Investments received in connection with Indebtedness permitted by Section 4.12, dispositions of assets to the extent permitted by Section 4.22 and Restricted Junior Payments to the extent permitted by Section 4.11;

(m) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(o) non-cash Investments made in connection with bona fide tax planning and reorganization activities as determined in good faith by the Company; provided that such non-cash Investments and tax planning and reorganization activities shall not impair the value of the Collateral, when taken as a whole, or the value of the Guarantee taken as a whole, in any material respect and shall not otherwise be adverse to the Holders in any material respect;

(p) cash Investments by Note Parties in Subsidiaries that are not Note Parties in an aggregate amount not to exceed $2,500,000 at any time;

(q) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of Company pursuant to employee stock purchase plans or other similar agreements;

(r) Investments consisting of travel advances in the ordinary course of business;

(s)  [Reserved];

(t) non-cash Investments (other than of Material Intellectual Property) in connection with Joint Ventures to the extent the same is a permitted Asset Sale pursuant to Section 4.21 (other than by reference to this Section 4.19(t)) and any cash Investments in connection with any such transactions not exceed $1,000,000 in the aggregate in any Fiscal Year;

(u) Investments and other acquisitions to the extent that payment for such Investments is made with Capital Stock (other than Disqualified Capital Stock) of Company;

(v) other Investments in an aggregate amount not to exceed $2,500,000 at any time; and

(w) to the extent constituting Investments, the Company may consummate the Recapitalization Transactions.

Notwithstanding anything in this Section 4.19 to the contrary, in no event shall the Company or any Guarantor make any Investment that results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 4.11.

Section 4.20 Minimum Consolidated Liquidity. The Company shall not permit Consolidated Liquidity at any time to be (i) for the period commencing on the Closing Date through and including the first anniversary of the Closing Date, less than the lesser of (A) the sum of (x) $10,000,000 and (y) 50% of the net cash proceeds of any issuance of Indebtedness for borrowed money or Capital Stock of the Company or any of its Subsidiaries (but not including the issuance of Indebtedness or Capital Stock to the Company or any of its Subsidiaries) occurring after the Closing Date and prior to the first anniversary of the Closing Date (not including, for the avoidance of doubt, any net cash proceeds of any of the Recapitalization Transactions) and (B) $25,000,000 and (ii) at any time after the first anniversary of the Closing Date, less than $25,000,000.

Section 4.21 Fundamental Changes; Disposition of Assets. No Note Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation (including through a plan of division), or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), consummate any Asset Sale, or Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), except, subject to Section 4.29:

(a) any Subsidiary of Company may be merged with or into Company or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor; provided, in the case of such a merger involving Company, Company shall be the continuing or surviving Person, and in the case of any other such merger, a Guarantor that is Wholly-Owned by the Company shall be the continuing or surviving Person;

(b) the granting of Liens permitted under Section 4.13, Restricted Junior Payments permitted under Section 4.11 and Investments permitted under Section 4.19 (other than Section 4.19(l));

(c) Asset Sales, to the extent (1) the proceeds received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Company), (2) no less than 75% of the total consideration thereof shall consist of Cash paid upon the closing of each applicable Asset Sale (so long as at least 75% of the consideration paid upon such closing shall consist of Cash), and (3) the Net Asset Sale Proceeds thereof shall be applied to the extent required by the provisions of the Term Loan Agreement and this Indenture, as applicable;

(d) any sale, lease, license, transfer or other disposition of property to any Note Party;

(e) licenses, sublicenses, leases or subleases (other than relating to Intellectual Property, in each case) granted to third parties in the ordinary course of business and not interfering with the business of the Company and its Affiliates;

(f) the (i) exclusive and non-exclusive licensing of Intellectual Property (other than Material Intellectual Property), (ii) exclusive and non-exclusive licensing of foreign rights to Oncology Indications of selinexor, (iii) exclusive and non-exclusive licensing of non-Oncology Indications of selinexor, (iv) non-exclusive and non-commercial licensing of Material Intellectual Property for bona fide operating business purposes (as reasonably determined by the Company in good faith) and (v) exclusive licensing of Material Intellectual Property other than Intellectual Property with respect to selinexor (including any formulations, re-formulations, polymorphs, crystal forms, solvates, amorphous forms, methods of treatment, and methods of manufacture), in each case, so long as the Net Asset Sale Proceeds thereof shall be applied to the extent required under this Indenture;

(g) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) (other than Material Intellectual Property) of any Note Party that the Company reasonably determines in good faith is no longer desirable in the conduct of its business or is no longer economically practicable to maintain;

(h) any Involuntary Disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, Intellectual Property) in settlement of, or to make payment in satisfaction of, any property or casualty insurance;

(i) inventory sold to unaffiliated customers and dispositions consisting of the sale, transfer, discount, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction;

(j) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Capital Stock of a Foreign Subsidiary of a Note Party in order to qualify members of the governing body of such Subsidiary if required by Requirements of Law;

(k) dispositions of property (other than Material Intellectual Property) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the net proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(l) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements and similar binding arrangements;

(m) disposals of used, surplus, obsolete or worn-out property (other than Intellectual Property) that is, in the reasonable judgment of such Note Party, no longer economically practicable to maintain or no longer used or useful in any material respect in the conduct of the business of the Company and its Subsidiaries taken as a whole; and

(n) the Company may consummate the Recapitalization Transactions.

Notwithstanding anything to the contrary contained in the Note Security Documents, no Note Party shall, nor shall it permit any of its Subsidiaries to, consummate any “Division” (as defined in Section 18-217 of the Delaware Limited Liability Company Act) or similar organizational change that may hereafter be permitted under any applicable statute.

Section 4.22 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 4.21, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except (i) to the Company or any Guarantor (subject to the restrictions on such disposition otherwise imposed hereunder), (ii) to qualify Directors if required by applicable law or (iii) upon liquidation, dissolution, or winding up of any Immaterial Subsidiary.

Section 4.23 Sale and Lease-Backs. No Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that the Company or any Guarantor (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by that the Company or any Guarantor to any Person (other than the Company or any of its Subsidiaries) in connection with such lease.

Section 4.24 Conduct of Business. From and after the Closing Date, no Note Party shall, nor shall it permit any of its Subsidiaries to, engage in (i) any business other than (A) the businesses it is engaged in on the Closing Date and business ancillary, incidental, or substantially related thereto, and (B) such other lines of business as may be acceptable to Holders of a majority in aggregate principal amount of the Notes then Outstanding, or (ii) any business or activities that conflict with Section 4.26(a) of the Term Loan Agreement.

Section 4.25 Amendments or Waivers with Respect to Certain Indebtedness. Except to the extent expressly permitted under the terms of the corresponding Subordination Agreement, the Intercreditor Agreement and/or the Collateral Trust Agreement, as applicable, no Note Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness that constitutes Material Indebtedness or the Healthcare Royalty Partners Facility, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, increase the principal amount thereof, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is, when taken as a whole, to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders thereof (or a trustee or other representative on their behalf), in each case in a manner that would be adverse to any Note Party, Trustee, Collateral Trustee, or the Holders, except for Permitted Refinancings; provided that nothing in this Section 4.25 shall prohibit the Recapitalization Transactions.

Section 4.26 Fiscal Year; Accounting Policies. No Note Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31 or make any change in its accounting policies that is not required under GAAP.

Section 4.27 Deposit Accounts and Securities Accounts. No Note Party will establish or maintain a Deposit Account or a Securities Account that is not a Controlled Account or a “Controlled Account” under the Term Loan, deposit any funds or proceeds in a Deposit Account that is not a Controlled Account or a “Controlled Account” under the Term Loan Agreement or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account or a “Controlled Account” under the Term Loan; provided, that, the foregoing shall not apply to Excluded Accounts.

Section 4.28 Amendments to Certain Documents and Agreements. No Note Party shall (a) amend or permit any amendments to any Note Party’s or any of its Subsidiaries’ organizational documents; or (b) amend, terminate (other than in accordance with its terms), or waive or permit any amendment, termination (other than in accordance with its terms), or waiver of any provision of, any Material Contract if in the case of clause (a) or (b) such amendment, termination, or waiver would be adverse to the Trustee, Collateral Trustee, or the Holders; provided that nothing in this Section 4.28 shall prohibit the Recapitalization Transactions.

Section 4.29 Material Intellectual Property. Notwithstanding anything herein to the contrary, the Company and each of its Subsidiaries shall not, (i) except as permitted by Section 4.21(f), (A) make any Investment, dividend, or disposition of, exclusively license or otherwise assign or transfer, any Material Intellectual Property to any Person that is not a Note Party, or (B) permit any Subsidiary or Joint Venture of the Company that is not a Note Party to hold any Material Intellectual Property, in each case, other than non-exclusive and non-commercial licenses for bona fide operating business purposes (as reasonably determined by the Company in good faith) and (ii) except for non-exclusive and non-commercial licenses permitted by

Section 4.21(f)(iv), dispose, sell, assign, license or otherwise transfer, or permit the disposition, sale, assignment, license or transfer of any U.S. rights to Oncology Indications with respect to any pharmaceutical or biological composition containing selinexor (or any re-formulations thereof).

Section 4.30 Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (giving effect to self-insurance) as are customarily carried under similar circumstances by such other Persons. Without limiting the generality of the foregoing, the Company will maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Program, in each case in compliance with any applicable regulations of the Board of Governors. Each such policy of insurance shall (i) in the case of each liability insurance policy, name Collateral Trustee and its successors and assigns, for the benefit of Parity Lien Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a lender loss payable clause or endorsement, reasonably satisfactory in form and substance to the Requisite Holders, that names Collateral Trustee and its successors and assigns, for the benefit of Parity Lien Secured Parties as a lender loss payee thereunder, and (iii) in each case, provide for at least thirty days’ (or ten days’ in the case of nonpayment of premium) prior written notice to Collateral Trustee of any modification or cancellation of such policy.

Section 4.31 Post Closing Matters. [Reserved].

Section 4.32 Further Assurances. Each Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as are required or as Trustee or Collateral Trustee may reasonably request in order to effect fully the purposes of the Transaction Documents or to perfect, achieve better perfection of, or renew the rights of Collateral Trustee for the benefit of Parity Lien Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary that may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Note Party shall take such actions as are required or as Trustee or Collateral Trustee may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by a valid Lien (and after the termination of the Term Loan, a First Priority Lien subject to Liens under the Healthcare Royalty Partners Facility and the 2028 Convertible Notes) on the Collateral. Notwithstanding anything in this Indenture or in the Notes to the contrary, in no event shall the consummation of the Recapitalization Transactions be prohibited.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) within 5 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the

Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided that, in either case, no such list need be furnished to the Trustee if the Trustee shall be the Security Registrar.

Section 5.02 Preservation Of Information; Communications With Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of Holders received by the Trustee in its capacity as Security Registrar (if acting in such capacity). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest (including, for the avoidance of doubt, the failure to capitalize PIK Interest) on any Note when due and payable, and the default continues for a period of 10 days;

(b) default in the payment of principal of any Note (for the avoidance of doubt, inclusive of capitalized PIK Interest) when due and payable on the Maturity Date, upon any redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of four Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or an Asset Sale Notice or Asset Sale Offer Notice in accordance with Section 15.06 when due;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure of any Note Party to comply with its obligations under Sections 4.11-4.32;

(g) failure by the Company for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company to comply with any of its other agreements contained in Transaction Documents;

(h) (i) failure of any Note Party or any Material Subsidiary to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Note Party or any Material Subsidiary with respect to any other term of (1) one or more items of Indebtedness in excess of $2,500,000 individually or $5,000,000 in the aggregate, or (2) one or more of any loan agreement, Mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of Indebtedness in excess of $2,500,000 individually or $5,000,000 in the aggregate (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding has been received;

(i) a final judgment or judgments for the payment of (x) $2,500,000 (or its foreign currency equivalent) or more in any individual case or (y) $5,000,000 or more in the aggregate (in either case, excluding any amounts covered by insurance) rendered against the Company or any Material Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(j) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Material Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Material Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(k) (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged;

(l) the Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(m) default by the Company or any Material Subsidiary of the Company with respect to the 2028 Convertible Notes, Term Loan Agreement or Healthcare Royalty Partners Facility either (i) resulting in Indebtedness thereunder becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such Indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness shall not have been paid or discharged, as the case may be, within 30 days of such default, or the occurrence of any “Special Termination Event” under the Healthcare Royalty Partners Facility;

(n) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor shall repudiate its obligations thereunder;

(o) any material provision of any Transaction Document shall for any reason cease to be valid and binding on or enforceable against the any Note Party or any Note Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Transaction Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral (to the extent that such perfection or priority is required hereby) purported to be covered thereby or such security interest shall for any reason cease to be a perfected and Second Priority (or, following termination of the Term Loan Agreement, First Priority subject to Liens under the Healthcare Royalty Partners Facility and subject to Liens under the 2028 Convertible Notes) security interest subject only to Liens permitted under Section 4.13;

(p) any provisions of a the Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations or the Liens securing the Obligations, for any reason shall not have the priority contemplated by this Indenture, the Transaction Documents or the Intercreditor Agreement;

(q) any representation, warranty, certification or other statement made or deemed made by any Note Party in any Transaction Document or in any statement or certificate at any time given by any Note Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made; provided that such materiality qualifier shall not apply to any representations and warranties to the extent already qualified or modified by materiality or similar concept in the text thereof; or

(r) The FDA or the Company withdraws approval for selinexor with respect to its current approved indication for use with bortezomib and dexamethasone.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or any of its Material Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall automatically become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company or any of its Material Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall automatically become and shall automatically be immediately due and payable.

Section 6.03 Additional Interest Upon Event of Default Relating to Reporting Obligations. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.05(a) (such obligations, the “Reporting Obligations”) shall (x) for the first 180 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs, which, for the avoidance of doubt, shall be the 61st day following written notice from the Trustee or Holders pursuant to Section 6.01(g) that such Event of Default has occurred), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during such 180-day period on which such Event of Default is continuing and (y) for the period from, and including, the 181st day after the occurrence of such an Event of Default to and including, the 360th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes Outstanding for each day during such additional 180-day period on which such Event of Default is continuing. In no event shall the Additional Interest described in this Section 6.03 accrue at an aggregate rate in excess of 0.25% per annum during the initial 180-day period or 0.50% per annum during the subsequent 180-day period, regardless of the number of events or circumstances giving rise to the requirement to pay Additional Interest. For the avoidance of doubt, any failure to pay any accrued and unpaid Additional Interest in respect of an Event of Default relating to Reporting Obligations on an Interest Payment Date when required following an election by the Company pursuant to this Section 6.03 will be subject to Section 6.01(g) (and, for the avoidance of doubt and notwithstanding anything else in this Indenture or in the Notes to the contrary, shall not constitute a failure to pay interest subject to Section 6.01(a)).

If the Company so elects to pay Additional Interest relating to the Company’s failure to comply with the Reporting Obligations, any such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its Reporting Obligations.

In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default relating to the failure by the Company to comply with the Reporting Obligations, in accordance with this Section 6.03, the Company must notify all Holders, the Trustee and the Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default first occurs, which, for the avoidance of doubt, shall be the 61st day following written notice from the Trustee or Holders pursuant to Section 6.01(g) that such Event of Default has occurred. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time (to the extent that payment of such interest on any overdue principal and interest, if any, is enforceable under applicable law), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 and the Collateral Trustee under the Collateral Trust Agreement. If the Company shall fail to pay such amounts forthwith, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Collateral Trustee and the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and the Collateral Trustee (including any claim for the reasonable compensation, expenses, and disbursements of the Trustee, the Collateral Trustee, each of their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 or the Collateral Trustee under the Collateral Trust Agreement; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Trustee any amount due to them for reasonable compensation, expenses and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 or the Collateral Trustee under the Collateral Trust Agreement, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses and disbursements of the Trustee their agents and counsel permitted under Section 7.06 and the Collateral Trustee under the Collateral Trust Agreement, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or Section 18.19 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Moneys Collected by Trustee. Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, any moneys collected by the Trustee pursuant to this Article 6 (including amounts received from the Collateral Trustee) with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and its agents and counsel under Section 7.06 and the Collateral Trustee and its agents and counsel under the Collateral Trust Agreement;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest is permitted by applicable law and has been collected by the Trustee) upon such overdue amounts at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it in its reasonable judgment against any loss, claim, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be, which right shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Collateral Trust Agreement and the Intercreditor Agreement, the Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability, unless the Trustee is offered indemnity or security satisfactory to it in its reasonable judgment against any loss, liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (2) a failure by the Company to deliver the consideration due upon conversion of the Notes or (3) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09 or Section 18.19, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer obtains actual knowledge of a Default, send to all Holders as the names and addresses of such Holders appear upon the Security Register, notice of all Defaults known to such Responsible Officer unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Certain Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived including pursuant to Section 18.19), the Trustee shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(c) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the requisite number of Holders required hereby, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes.

(e)  Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Security Registrar with respect to the Notes.

(g) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee has actual knowledge of such event.

(h) In the event that the Trustee is also acting as Custodian, Security Registrar, Paying Agent, Conversion Agent, Information Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Security Registrar, Paying Agent, Conversion Agent, Information Agent or transfer agent; provided, for the avoidance of doubt, the last sentence of Section 7.01(a) shall not apply to such Custodian, Security Registrar, Paying Agent, Conversion Agent, Information Agent or transfer agent.

(i) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers (including, at the request or direction of any Holders of Notes), if it shall have grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. It may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take action, notwithstanding the offer of an indemnity to it.

Section 7.02 Certain Rights of Trustee. Except as otherwise provided in Section 7.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document or other evidence of indebtedness believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company to the extent provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company;

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently set forth by a Board Resolution or an instrument signed in the name of the Company by any authorized Officer of the Company (unless other evidence in respect thereof is specifically prescribed herein);

(c) The Trustee may consult with counsel of its selection and the advice of such counsel or, if requested, any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the requisite number of Holders required hereby, unless such Holders shall have offered to the Trustee and, if applicable, the Collateral Trustee, security or indemnity or security satisfactory to it (in its reasonable judgment) against the costs, expenses, claims and liabilities that may be incurred therein or thereby;

(e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Indenture;

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents or other evidence of indebtedness, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Notes then Outstanding (determined as provided in Section 8.04); provided, that if the payment within a reasonable time to the Trustee of the costs, expenses, claims or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it in its reasonable judgment against such costs, expenses, claims or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(i) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties;

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and any other Transaction Document and delivered electronically; provided, however, that the Note Parties shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Instructing Officers”) and containing specimen signatures of such Instructing Officers, which incumbency certificate may be amended by the Company and/or the Guarantors, as applicable. If the Company and/or the Guarantors, as applicable, elects to give the Instructions electronically and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Note Parties understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Instructing Officer listed on the incumbency certificate provided to the Trustee have been sent by such Instructing Officer. The Note Parties shall be responsible for ensuring that only Instructing Officers transmit such Instructions to the Trustee and that the Company, the Guarantors and all Instructing Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, in each case, except if caused by its own gross negligence or wilful misconduct. The Note Parties agree: (i) to assume all risks arising out of the use of electronic means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default until a Responsible Officer of the Trustee shall have received written notification in the manner set forth in this Indenture, and such notice references the Notes and this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge.

Section 7.03 Trustee Not Responsible for Recitals or Issuance or Notes.

(a) The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or the Note Security Documents.

(c) The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of the Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 7.04 May Hold Notes. The Trustee, the Collateral Trustee, any Paying Agent, any Conversion Agent, or any Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Collateral Trustee, Paying Agent, Conversion Agent, or Security Registrar.

Section 7.05 Moneys and Property to be Held in Trust. Subject to the provisions of Section 4.03(c), all moneys and other property received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 7.06 Compensation and Reimbursement.

(a) The Company and Guarantors, jointly and severally, covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company, the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon their request for all reasonable and documented out of pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable and documented fees, costs, out of pocket expenses and disbursements of its counsel (limited to one primary counsel to the Trustee and, if necessary, one firm of local counsel to the Trustee in each relevant jurisdiction) and of any third party appraisers, consultants, advisors and agents employed or retained by the Trustee and their respective outside counsel), except any such expense, disbursement or advance as may arise from its gross negligence or wilful misconduct. The Company and Guarantors, jointly and severally, also covenant to indemnify the Trustee (and its respective officers, agents, directors and employees) for, and to hold them harmless against, any documented loss, liability or expense, including reasonable and documented attorneys’ fees, incurred without gross negligence or wilful misconduct on the part of the Trustee (as determined by a final non-appealable order court of competent jurisdiction), and arising out of or in connection with the acceptance or administration of this Indenture, including the reasonable and documented out of pocket costs and expenses of defending themselves against any claim of liability in the premises (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their respective powers or duties hereunder, or in connection with enforcing the provisions of this Section.

(b) The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust for the benefit of the Holders to pay principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), or any accrued and unpaid interest on, premium, the Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(j) or (k), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.07 Reliance on Officer’s Certificate or Opinion of Counsel. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee and such certificate and opinion, in the absence of gross negligence on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture or any other Transaction Document.

Section 7.08 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to the Notes which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.09.

Section 7.09 Resignation and Removal; Appointment of Successor.

(a) The Trustee or any successor hereafter appointed may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by electronic mail, or by first class postage prepaid mail, to Holders, as their names and addresses appear upon the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Notes, or any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any one of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder for at least six months may, on behalf of that Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor trustee with the consent of the Company.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor trustee, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon full payment of any amount then due to it pursuant to Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers, trusts and duties referred to in this Section 7.10.

(b) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 7.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, including the administration of the trust created by this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.12 Transaction Documents. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Information Agent, as applicable, to execute and deliver this Indenture, the Information Agency Agreement, the Collateral Trust Agreement, the Intercreditor Agreement, the Note Security Documents in which the Trustee or the Information Agent is named as a party, including any Note Security Documents executed on or after the Closing Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Information Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, this Indenture, the Information Agency Agreement, the Collateral Trust Agreement, the Intercreditor Agreement or the Note Security Documents, the Trustee and the Information Agent, as applicable, each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a majority or specified percentage of the aggregate principal amount of the Notes then Outstanding may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as set forth by an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes then Outstanding shall be computed as of the record date; provided, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date; provided, further, that the record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any Note shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Company or the Trustee (as applicable);

(b) The ownership of Notes shall be proved by the Security Register or by a certificate of the Security Registrar thereof. The Trustee, the Information Agent and the Collateral Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary. For the avoidance of doubt, the Trustee, the Information Agent and the Collateral Trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners of the Notes.

Section 8.03 Who May be Deemed Owners. Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the Holder as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), premium, if any, and (subject to Section 2.03) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for moneys payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Certificated Note in accordance with the provisions of this Indenture.

Section 8.04 Certain Notes Owned by Company Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, demand, authorization, notice or waiver under this Indenture or any Act of Parity Lien Debtholders (including for purposes of determining the Required Parity Lien

Debtholders under the Collateral Trust Agreement), the Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 8.05 Actions Binding on Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the majority or percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. For the avoidance of doubt, an Act of Parity Lien Debtholders shall be conclusive and binding upon all Holders, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 7.10;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Security Register. Such notice shall also be delivered to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by its organizational documents or, if required by such organizational documents, the resolutions of the Board of Directors, the Trustee and the Information Agent (as applicable), at the Company’s expense, may from time to time and at any time, without the consent of any Holder, enter into an indenture or indentures supplemental hereto or an amendment, modification or supplement to any other Transaction Document for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11 hereof;

(c) to add additional guarantors with respect to the Notes or to release any Guarantor’s Guarantee to the extent permitted under this Indenture or any of the Transaction Documents;

(d) to make, complete, confirm or add any grant of Collateral permitted or required by this Indenture or any of the Transaction Documents, or any release of Collateral that is permitted under this Indenture or any of the Transaction Documents;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) in connection with any Share Exchange Event, provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) to increase the Conversion Rate pursuant to Section 14.03, Section 14.04 or Section 14.05;

(i) to provide for the issuance of additional Notes solely in accordance with the limitations set forth in this Indenture;

(j) to provide for the acceptance of appointment by a successor trustee pursuant to Article 7, or by a successor security registrar, paying agent, bid solicitation agent or conversion agent pursuant to this Indenture or facilitate the administration of the trusts under this Indenture by more than one trustee or paying agent;

(k) to comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder; or

(l) to conform the provisions of this Indenture or any other Transaction Document to any corresponding provision of the Term Loan Agreement or any other Credit Document (as defined in the Term Loan Agreement) to the extent that any covenant, event of default or other term or provision in the Term Loan Agreement or any other Credit Document (as defined in the Term Loan Agreement) is amended, supplemented or modified, other than in contemplation of or in connection with any refinancing or other transaction as a result of which the Original Holders would own less than 50% of the Term Loan. This provision shall not apply following any refinancing (including, without limitation, any Permitted Refinancing) of the Term Loan Agreement.

Upon the written request of the Company and subject to Section 10.05, the Trustee and the Information Agent (as applicable) are hereby authorized and required to join with the Company in the execution of any such supplemental indenture or any such amendment, modification, supplement or joinder to any other Transaction Document, to make any further appropriate agreements and stipulations that may be therein contained, and as applicable the Company may direct the Trustee to direct the Collateral Trustee to amend, modify, supplement or execute any joinder to any Notes Security Document in compliance with the foregoing provisions, but the Trustee and the Information Agent (as applicable) shall not be obligated to, but may in their discretion, enter into any supplemental indenture or other agreement that affects the Trustee’s, or the Information Agent’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture or other agreement authorized by the provisions of this Section 10.01 may be executed by the Company, the Trustee and the Information Agent (as applicable) without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.02 or any other term in any other Transaction Document.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by its organizational documents or, if required by such organizational documents, the resolutions of the Board of Directors, the Trustee and the Information Agent (as applicable), at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided that, any change to the definition of “Material Intellectual Property” or Section 4.29 shall require the consent of Holders representing at least 75% of the aggregate principal amount of the Notes then Outstanding; provided, further, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest (including, for the avoidance of doubt, PIK Interest) on any Note;

(c) reduce the principal, or extend the Maturity Date, of any Note;

(d) make any change that adversely affects the conversion or redemption rights of any Notes other than as required by this Indenture;

(e) reduce the Fundamental Change Repurchase Price and/or the Redemption Price of any Note or amend or modify, in any manner adverse to the Holders, the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, or at a place of payment, other than that stated in the Note and in this Indenture;

(g) change the ranking of the Notes;

(h) change the provisions set forth in Section 4.09 in a manner adverse to the Holders; or

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee and the Information Agent (as applicable) of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s and the Information Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Information Agent, as the case may be, may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Until an amendment, supplement or waiver becomes effective, any consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of such consenting Holder’s Note, or portion of such consenting Holder’s Note, that evidences the same debt as such consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if such Holder delivers written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Notwithstanding anything herein to the contrary, with respect to any amendment, supplement, modification or waiver, the opportunity to participate on the same terms in such amendment, restatement, supplement, modification or waiver (and, in each case, the related transactions contemplated thereby) shall be offered on the same terms to each Holder (regardless of whether such Holder’s consent would otherwise be required to effect such amendment, supplement, modification or waiver), including any amendment to effectuate an increase in the Obligations or permit the incurrence of any Indebtedness secured by the Collateral on a pari passu or senior basis, and each Holder shall have the right to participate in such amendment, supplement, modification or waiver (and, in each case, the related transactions contemplated thereby) on the same terms as each other Holder and shall have the right to receive the same pro rata economics in such transaction and related transactions (including any fee, payment or other consideration including consent or backstop fees) paid to any Holder in any capacity.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended, with respect to the Notes only, in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Information Agent, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with respect to the Notes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form reasonably acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 18.07, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 4.09);

(b) if the Company is not the resulting, surviving or transferee Person, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture, if any, is authorized or permitted by, and complies with, this Indenture and with respect to such Opinion of Counsel, is the legal, valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications; and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person.

Section 11.02 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee in the manner prescribed in Section 10.01, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon a Company Order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

NO RECOURSE

Section 12.01 No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or any Guarantor, of any predecessor or Successor Company or of any issuer of any securities underlying the Notes, either directly or through the Company or any Guarantor, any such predecessor or Successor Company or any such issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or any Guarantor, of any such predecessor or Successor

Company or any such issuer, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 13

GUARANTEES

Section 13.01 Guarantees.

(a) Subject to this Article 13, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on, the Notes and such other Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Trustee hereunder or thereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof, and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations (including Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any amendment, waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon)

becoming immediately due and payable; and (iv) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require the Trustee, the Collateral Trustee or any Holder to seek recourse first against the Company or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article 13.

(c) If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return any amount paid by the Company or any Guarantor to the Trustee, the Collateral Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full in cash of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e) Without limiting the joint and several obligation of the Guarantors to the Trustee, the Collateral Trustee and the Holders, all Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Law or any comparable applicable provisions of state law, provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its guarantee of the Notes (including in respect of this Section 13.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.01. The amounts payable as contributions hereunder shall be determined as of the date which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.01. Notwithstanding anything to the contrary, the Guarantors shall not have the right to seek contribution from the Company and any non-paying Guarantor until payment in full in cash of all Obligations.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

Section 13.03 Execution and Delivery of Guarantee and Supplemental Indenture. To evidence a Guarantee set forth in Section 13.01, this Indenture will be executed on behalf of each Guarantor by one of its Officers or authorized representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a supplemental indenture in a form to be agreed upon by the Company, the Trustee and the Holders will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 13.05, a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(b) either:

(i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or another Guarantor) is an entity organized under the laws of the United States, any State thereof or the District of Columbia, and expressly assumes, by executing and delivering a supplemental indenture to the Trustee and the Collateral Trustee that is satisfactory in form to the Trustee in accordance with Article 10 hereof and the Collateral Trustee pursuant to the Collateral Trust Agreement and any other agreements reasonably satisfactory to the Trustee and the Collateral Trustee, all of the obligations of that Guarantor under its Guarantee, this Indenture and all appropriate Note Security Documents; or

(ii) such transaction is permitted by Section 4.11, Section 4.21 and Section 4.22.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee and the Collateral Trustee, of the Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; provided, however, that the Guarantee of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution.

Except as set forth in Article 4, and notwithstanding Section 13.04(a), Section 13.04(b)(i) and Section 13.04(b)(ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 13.05 Releases. The Guarantee of any Guarantor, and the Parity Lien on the Collateral of such Guarantor, will be automatically released:

(a)  in connection with any sale or other disposition of all of the Capital Stock or all or substantially all of the assets of a Guarantor (including by way of merger or consolidation) to such Person that is not the Company or a Guarantor if the sale or other disposition does not violate Section 4.21 and the other provisions of this Indenture;

(b) upon the liquidation or dissolution of such Guarantor following the transfer of all of its assets to the Company or another Guarantor as permitted hereunder.

If the Guarantee of any Guarantor or all or substantially all of the assets of a Guarantor or the Capital Stock of any Guarantor are sold or disposed of in the manner described in clauses (a) or (b) above, and such Guarantor (or as the context may require, Collateral) is released, the Company shall deliver to the Trustee and the Collateral Trustee an Officers’ Certificate stating and certifying the identity of the released Guarantor (any/or the applicable Collateral), the basis for release in reasonable detail and that such release complies with this Indenture and the Collateral Trust Agreement. Upon delivery by the Company to the Trustee and the Collateral Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions of any of clauses (a) or (b) of this Section 13.05 and any applicable provisions of the Collateral Trust Agreement have been met with respect to a Guarantor (or such Collateral) in accordance with the provisions of this Indenture and the Collateral Trust Agreement, the Trustee and the Collateral Trustee, as applicable, will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Guarantor from its obligations under its Guarantee and/or the applicable Note Security Documents. Any Guarantor not released from its obligations under its Guarantee as provided in this Section 13.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Obligations) of any Guarantor under this Indenture as provided in this Article 13 notwithstanding the release of any other Guarantor.

Section 13.06 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Trustee, the Collateral Trustee and each Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any of the Trustee, the Collateral Trustee or any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Trustee, the Collateral Trustee or such Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is a minimum of $1 principal amount or an integral multiple of $1 in excess thereof) of such Note at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 44.4444 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). For the avoidance of doubt in relation to Notes converted in denominations of other than $1,000 principal amount or integral multiples thereof, upon conversion of a Note, the Holder shall be entitled to receive a number of shares of Common Stock equal to the Conversion Rate (rounded to the nearest 1/10,000 of a share) obtained by dividing (x) the principal amount of such Note by (y) the Conversion Price (rounded to the nearest 1/10,000 of a dollar) at such time of conversion, taking into account all adjustment to the Conversion Rate at such time, including without limitation, pursuant to Section 14.03 hereof.

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.03(a) and Section 14.07(a), upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of the principal amount of Notes being converted, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 14.02(j).

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, as set forth in Section 14.02(h) and (ii) in the case of a Certificated Note (1) complete, manually or electronically sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to the interest payable on the next Interest Payment Date as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or Asset Sale Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such notice.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall deliver the consideration due in respect of the Conversion

Obligation on the second Business Day immediately following the relevant Conversion Date. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below or, if applicable, pursuant to Section 14.12. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of such interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted after the close of business on such Regular Record Date and prior to the open of business on such Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted after the close of business on such Regular Record Date and prior to the open of business on such Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record at the close of business on the Regular Record Date immediately preceding the Maturity Date, Redemption Date and any Fundamental Change Repurchase Date described in subclauses (1), (2) and (3) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price for the relevant Conversion Date.

Section 14.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in subclause (A) of clause (b) of the definition of Fundamental Change, the earlier of (x) 35 Trading Days immediately following the Effective Date of such Make-Whole Fundamental Change and (y) the close of business on the Scheduled Trading Day immediately preceding the Maturity Date) (a “Make-Whole Fundamental Change Period”); provided, however, that notwithstanding anything in this Indenture to the contrary, that no Additional Shares shall be issuable pursuant to this Section 14.03 to the extent that any Conversion Date occurring during a Make-Whole Fundamental Change Period is with respect to a Note or portion thereof with respect to which a Notice of Redemption has been issued pursuant to Section 16 and such Conversion Date occurs prior to the applicable Redemption Conversion Deadline, and any such conversion shall not be “in connection with” a Make-Whole Fundamental Change (and, instead, the converting Holder shall be entitled to receive any applicable Redemption Make-Whole Consideration in connection such conversion pursuant to Section 16.02).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 14.02; provided that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect any Additional Shares pursuant to this Section 14.03), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the Effective Date of the Make-Whole Fundamental Change and the price paid (or deemed to be paid) per share of the Common Stock for such Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares by which the Conversion Rate shall be increased as set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$10.00	$14.50	$18.50	$22.50	$26.00	$29.25	$40.00	$55.00	$70.00	$140.00
10/10/2025	40.6930	23.1834	15.6681	11.2693	8.7492	7.0684	3.8500	1.8853	0.9714	0.0000
5/13/2026	40.6930	23.1834	15.3930	10.8938	8.3554	6.6844	3.5523	1.7009	0.8623	0.0000
5/13/2027	40.6930	23.0214	14.5027	9.7898	7.2400	5.6239	2.7818	1.2558	0.6100	0.0000
5/13/2028	40.6930	22.6724	12.7670	7.6604	5.1454	3.6957	1.5370	0.6324	0.2940	0.0000
5/13/2029	40.6930	22.6724	9.6097	0.0004	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $140.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 85.1374 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued or if no such right, option or warrant is exercised prior to its expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected, or will be so effected in accordance with Section 14.04(j), pursuant to Section 14.04(a) or Section 14.04(b), (ii) except as otherwise provided in Section 14.11, rights issued pursuant to any stockholder rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions of Section 14.04(d) apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of Common Stock in connection with any Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that, if the relevant Conversion Date occurs during the Valuation Period, the reference in the portion of this Section 14.04(c) related to Spin-Offs to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause (A) Distribution and the Clause (B) Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause (B) Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause (A) Distribution or Clause (B) Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the “expiration date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration date (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date, references to “10” or “10th” in this Section 14.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date to, and including, such Conversion Date in determining the Conversion Rate.

In the event that the Company or one of the Company’s Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer described in this Section 14.04(e), but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected, as the case may be.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the issuance of any shares of Common Stock or options or rights to purchase those shares to a person not previously an employee or director, or following a bona fide period of non-employment with the Company, as an inducement material to the individual’s entering into employment with the Company;

(v) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender offer or exchange offer of the kind described in Section 14.04(e);

(vi) solely for a change in the par value of the Common Stock; or

(vii) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. If an adjustment to the Conversion Rate otherwise required by this Section 14.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding anything to the contrary in this Section 14.04, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of any Note; and (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or Daily VWAP over a span of multiple days (including, without limitation, the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall, in good faith, make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs at any time during the period when such Last Reported Sale Prices or Daily VWAP are to be calculated.

Section 14.06 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming (x) that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and (y) the delivery of the maximum number of shares of Common Stock, including the maximum Conversion Rate increase pursuant to Section 14.03).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split, share combination or change in par value),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the Company and the Company’s Subsidiaries’ consolidated assets, taken as a whole, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, prior to or at the effective time of such Share Exchange Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing that, at and after the effective time of such Share Exchange Event, the right to convert the principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event; provided that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (III) the Daily VWAP and the Last Reported Sale Price, as applicable, shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such types and amounts of Reference Property to be received as soon as practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, the supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing company, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an Affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company or the successor or acquiring company, as applicable, executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company or the successor or acquiring company, as applicable, shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company or the successor or acquiring company, as applicable, shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, Liens, charges and preemptive rights with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any Governmental Authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 Responsibility of Trustee and Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, as required in this Article, all of which shall be performed by the Company as described in Section 18.16. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, benefits and privileges of the Trustee set forth in this Indenture shall be applicable to the Conversion Agent, and the provisions set forth in Section 7.01 relating to the Trustee shall apply to the Conversion Agent. None of the Trustee, the Conversion Agent or any of their agents shall be responsible for monitoring or determining whether any Beneficial Ownership Limitations have been met.

Section 14.10 Beneficial Ownership Limitations.

(a) Notwithstanding anything to the contrary in this Indenture, no Holder will be entitled to receive shares of Common Stock (x) upon conversion of Notes or (y) as part of the Redemption Make-Whole Consideration, and no conversion of Notes or delivery of the Redemption Make-Whole Consideration shall take place to the extent (but only to the extent) that such receipt (or conversion) would cause such Holder and its Affiliates to beneficially own shares in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of any Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of Notes beneficially owned by the Holder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Any purported delivery of shares of Common Stock upon conversion of the Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder violating the Beneficial Ownership Limitations. Solely for the purpose of this Section 14.10, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository Trust Company or its nominee.

(b) To the extent that the limitation contained in this provision applies, the determination of whether any Notes are convertible (in relation to other securities beneficially owned by the Holder) and of which principal amount of such Notes are convertible and what portion of the Redemption Make-Whole Consideration is deliverable shall be in the sole determination of the Holder. The submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether any Notes may be converted (in relation to other securities beneficially owned by the Holder) and which principal amount such Notes are convertible, in each case subject to the Beneficial Ownership Limitations; provided that a Holder may convert its Notes and notify the Company that it elects to receive Pre-Funded Warrants pursuant to Section 14.10(f)(iii) hereof. To ensure compliance with this restriction, the Holder shall be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion does not violate the restrictions set forth in this Section 14.10 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided that a Holder may convert its Notes and notify the Company that it elects to receive Pre-Funded Warrants pursuant to Section 14.10(f)(iii) hereof.

(c) To the extent that the limitation contained in this provision applies, the determination of what portion of any Redemption Make-Whole Consideration (in relation to other securities beneficially owned by the Holder) is deliverable in Shares versus Pre-Funded Warrants shall be in the sole determination of the Holder. In the event the Company is required to deliver any Redemption Make-Whole Consideration, Holder shall notify Company of the portion of the Redemption Make-Whole Consideration Holder can receive in Shares, if less than the total Redemption Make-Whole Consideration and the Company shall deliver the remainder of the Redemption Make-Whole Consideration in the form of a number of Pre-Funded Warrants equal to the number of Shares that would be deliverable as part of its Conversion Obligation (and will pay such Holder cash in lieu of any fractional Shares). For the avoidance of doubt, any such Pre-Funded Warrants shall contain beneficial ownership restrictions substantially identical to those contained in this Section 14.10.

(d) For purposes of this Section 14.10, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent to such Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

(e) The “General Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any Notes held by the Holder. The Holder, upon not less than 2 days’ prior written notice to the Company, may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) (such limit, a “Holder Beneficial Ownership Limitation” and together with the General Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”) that is (x) less than or equal to the General Beneficial Ownership Limitation then applicable to the Holders or (y) greater than or equal to the General Beneficial Ownership Limitation then applicable to the Holders, but less than or equal to 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any Notes held by the Holder. Any Holder Beneficial Ownership Limitation will be effective as of (i) the Issue Date for the Notes, for any notice delivered prior to the issuance of such Notes, and (ii) in the cause of clause (x), the 2nd day after such notice is delivered to the Company or in the case of clause (y) the 61st after such notice is delivered to the Company.

(f) Any Notes surrendered for conversion for which shares of Common Stock are not delivered due to the Beneficial Ownership Limitations shall not be extinguished and, such Holder may:

(i) request return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request;

(ii) certify to the Company that the person (or persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limitations, after which the Company shall deliver any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such person (or persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limitations. Upon delivery of such notice, the provisions under Section 14.02 shall apply to the shares of Common Stock to be delivered pursuant to such notice; or

(iii) request that the Company satisfy its Conversion Obligation by the delivery of Pre-Funded Warrants, after which the Company shall deliver to such Holder a number of Pre-Funded Warrants equal to the number of Shares that would be deliverable as part of its Conversion Obligation (and will pay such Holder cash in lieu of any fractional Shares). For the avoidance of doubt, any such Pre-Funded Warrants shall contain beneficial ownership restrictions substantially identical to those contained in this Section 14.10.

Section 14.11 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 [Intentionally Omitted].

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1 principal amount or an integral multiple of $1 in excess thereof, on the date specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, subject to postponement, at the Company’s option, in order to allow the Company to comply with applicable law (such specified date, as it may be so postponed, the “Fundamental Change Repurchase Date”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent appointed to facilitate the repurchase by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent appointed to facilitate the repurchase at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1 or an integral multiple in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Certificated Notes, such notice shall be delivered by electronic mail or first class mail, or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable policies and procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding the foregoing, the Company shall not be required to purchase or make an offer to purchase any Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15.

(f) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Article 15 by virtue of such conflict.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1 or an integral multiple of $1 in excess thereof,

(ii) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1 or an integral multiple of $1 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04 Deposit of Repurchase Price.

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Asset Sale Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Asset Sale Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in the case of a repurchase in connection with a Fundamental Change) will be made on the later of (i) the Fundamental Change Repurchase Date or Asset Sale Repurchase Date, as applicable, (provided that the Holder has satisfied the conditions in Section 15.02 or Section 15.06, as applicable) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 or Section 15.06, as applicable, in the case of Certificated Notes, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register and, in the case of Global Notes, by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Asset Sale Repurchase Price, as applicable.

(b) If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Asset Sale Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or Asset Sale Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price or Asset Sale Repurchase Price, as applicable, and, if applicable, accrued and unpaid interest).

(c) Upon surrender of a Certificated Note that is to be repurchased in part pursuant to Section 15.02 or Section 15.06, as applicable, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificated Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Certificated Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a) comply with the tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Section 15.06 Pro Rata Repurchase at Option of Holders upon Asset Sales.

(a) Following any Asset Sale, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the option, directly or through one or more of its Subsidiaries that are Note Parties, to invest the relevant Asset Sale Reinvestment Amount, by the relevant Asset Sale Reinvestment Deadline, in the costs of research, development, commercialization, license, purchase, or other acquisition or investment of or in other assets of the general type used or useful in the business of the Company and its Subsidiaries. No later than the tenth (10th) Business Day following the date of receipt by any Note Party or any of its Subsidiaries of any Net Asset Sale Proceeds (it being understood that such Net Asset Sale Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), the Company shall send a written notice to all Holders, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) of the occurrence of the Asset Sale, the relevant Net Asset Sale Proceeds, the aggregate amount of Net Asset Sale Proceeds from all Asset Sales after the Closing Date, the relevant Asset Sale Reinvestment Amount, the relevant Asset Sale Reinvestment Deadline and of the relevant Asset Sale Repurchase Amount, if any (such notice, an “Asset Sale Notice”).

(b) If any Asset Sale Repurchase Trigger Date occurs at any time after the Term Loan is no longer outstanding, each Holder shall have the right, upon receipt of an Asset Sale Offer Notice and at such Holder’s option, to require the Company to repurchase for cash a portion of such Holder’s Notes, in an integral multiple of $1, on the date specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Asset Sale Repurchase Notice, (such specified date, as it may be so postponed, the “Asset Sale Repurchase Date”), at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Asset Sale Repurchase Date (the “Asset Sale Repurchase Price”); provided, that no such repurchase shall be required under this Section 15.06 to the extent the (i) Net Asset Sale Proceeds of any individual Asset Sale or series of related Asset Sales does not exceed $2,000,000 and (ii) aggregate Net Asset Sale Proceeds received by any Note Party and/or any of its Subsidiaries from the Closing Date through the applicable date of determination does not exceed $5,000,000 (and then, in each case, only the amount in excess thereof shall be required to be paid). If the Asset Sale Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Asset Sale Repurchase Price shall be equal to 101% of the principal amount of Notes to be repurchased pursuant to this Section 15.06.

(c) No later than the tenth (10th) Business Day following any Asset Sale Repurchase Trigger Date, the Company shall send a written notice to all Holders, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) of the repurchase right at the option of the Holders arising as a result thereof (such notice, an “Asset Sale Offer Notice”). Any such notice shall be delivered in accordance with Section 18.03. Each Asset Sale Offer Notice shall specify:

(i) the effective date of the of the Asset Sale;

(ii) the relevant Asset Sale Repurchase Amount or Asset Sale Uninvested Amount, as the case may be;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 15.06;

(iv) the principal amount of Notes Outstanding as of the date of such notice;

(v) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vi) the procedures that Holders must follow to require the Company to repurchase their Notes; and

(vii) that the Notes with respect to which an Asset Sale Offer Notice has been delivered by a Holder may be converted only if the Holder withdraws the Asset Sale Offer Notice in accordance with the terms of this Indenture.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.06.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such notice shall be prepared by the Company.

(d) The portion of Notes that a Holder may require the Company to repurchase under this section 15.06 shall be equal to the product, rounded down to the nearest integral multiple of $1, of (i) the principal amount of such Holder’s Notes divided by the principal amount of Notes Outstanding as of the date of the Asset Sale Offer Notice and (ii) (a) if any 2028 Notes are outstanding and the Healthcare Royalty Partners Facility has not been terminated, one hundred percent (100%) of such Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable, minus the 2028 Notes Asset Repurchase Amount, until the Holders have been paid a total of $81,200,000; (b) if no 2028 Notes are outstanding and the Healthcare Royalty Partners Facility has not been terminated, one hundred percent (100%) of such Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable, until the Holders have been paid a total of $81,200,000; (c) if any 2028 Notes are outstanding, the Healthcare Royalty Partners Facility has not been terminated and the Holders have been paid a total of $81,200,000, forty percent (40%) of such Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable, minus the 2028 Notes Asset Repurchase Amount; (d) if no 2028 Notes are outstanding, the Healthcare Royalty Partners Facility has not been terminated and the Holders have been paid a total of $81,200,000, forty percent (40%) of such

Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable; (e) if any 2028 Notes are outstanding and the Healthcare Royalty Partners Facility has been terminated, one hundred percent (100%) of such Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable, minus the 2028 Notes Asset Repurchase Amount; or (f) if no 2028 Notes are outstanding and the Healthcare Royalty Partners Facility has been terminated, one hundred percent (100%) of such Asset Sale Uninvested Amount or Asset Sale Repurchase Amount, as applicable (such amount, a Holder’s “Asset Sale Pro Rata Repurchase Amount”).

(e) Repurchases of Notes under this Section 15.06 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent appointed to facilitate the repurchase by a Holder of a duly completed notice (the “Asset Sale Repurchase Notice”) in the form set forth in Attachment 4 to the Form of Note, if the Notes are Certificated Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Asset Sale Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent appointed to facilitate the repurchase at any time after delivery of the Asset Sale Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Asset Sale Repurchase Price therefor.

The Asset Sale Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the Asset Sale Pro Rata Repurchase Amount; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Asset Sale Repurchase Notice must comply with appropriate Depositary procedures.

(f) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders pursuant to this Section 15.06 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Asset Sale Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Asset Sale Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(g) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 15.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Section 15.06 by virtue of such conflict.

ARTICLE 16

REDEMPTION

Section 16.01 No Redemption prior to May 13, 2026. Subject to Section 16.02, the Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

Section 16.02 Redemption on or after May 13, 2026.

(a) Notwithstanding Section 16.01, on or after May 13, 2026 until the Business Day prior to the Maturity Date, the Company may redeem for cash all or (subject to the immediately following proviso) part of the Notes at its option if the Last Reported Sale Price of Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company sends any Notice of Redemption; provided that partial redemptions shall be allowed so long as at least $50,000,000 principal amount of Notes remain Outstanding following any such partial redemption.

(b) The redemption price of each Note to be so redeemed will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (or, if the Company Defaults in the payment of the Redemption Price, the day on which such Default is no longer continuing) plus the applicable Redemption Make-Whole Consideration (the “Redemption Price”); provided that if the Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Redemption Make-Whole Value with respect to such redemption shall be reduced by the value of such accrued and unpaid interest.

(c) In the event any Note to which a Notice of Redemption relates is converted prior to the relevant Redemption Conversion Deadline, the Company shall, on date it satisfies its Conversion Obligation with respect to such conversion, deliver to the Holder of such Note the relevant Redemption Make-Whole Consideration. If a Note or any portion thereof is subject to a Notice of Redemption and such Note or any portion thereof is converted and such conversion would otherwise also constitute a conversion in connection with a Make-Whole Fundamental Change but for the proviso in Section 14.03(a), notwithstanding anything else in this Indenture to the contrary, the converted portion of such Note will be deemed to be from the portion of such Note that was subject to the Notice of Redemption and, in connection therewith, such Holder will be entitled to the applicable Redemption Make-Whole Consideration in connection with such conversion and no Additional Shares shall be issuable to such Holder pursuant to Section 14.03 in connection with such conversion.

(d) Not less than 30 nor more than 60 Scheduled Trading Days before the date of redemption (the “Redemption Date”), the Company shall send to all Holders, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice of any redemption (the “Notice of Redemption”) specifying:

(i) the Redemption Date and any record date relating thereto;

(ii) the Redemption Price;

(iii) the applicable Conversion Rate and Conversion Price;

(iv) that Notes called for redemption may be converted at any time on or after the date the Company sent the related Notice of Redemption until the earlier of (x) the close of business on the Business Day immediately preceding the related Redemption Date (or if the Company fails to pay the Redemption Price on the Redemption Date as specified in the Notice of Redemption, the close of business on the Business Day immediately preceding such later date on which the Redemption Price is paid) and (y) the Scheduled Trading Day prior to the Maturity Date;

(v) the Redemption Make-Whole Value at the time of such redemption;

(vi) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

(vii) the CUSIP number of the Notes, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(viii) if the Notes are Certificated Notes and fewer than all the Notes Outstanding are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(ix) the section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(x) that, unless the Company defaults in making payment of the Redemption Price, interest on Notes or the portion of such Notes called for redemption ceases to accrue on and after the Redemption Date;

(xi) the name and address of the Paying Agent, if applicable; and

(xii) that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price and/or any other procedures Holders must follow in connection with redemption of their Notes.

In the case of Certificated Notes, the Notice of Redemption shall be delivered by electronic mail or first class mail, or, in the case of Global Notes, such notice shall be sent in accordance with the applicable policies and procedures of the Depositary.

At the Company’s request given at least five Business Days prior to the delivery of such notice (unless a shorter period shall be satisfactory to the Trustee), the Trustee shall give any Notice of Redemption in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Notice of Redemption shall be prepared by the Company.

At the time that any Notice of Redemption is provided, the Company will publish a notice containing the same information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(e) If the Company elects to redeem all Notes Outstanding, it shall furnish to the Trustee, at or prior to the date the Notice of Redemption is to be given to Holders, an Officer’s Certificate stating (a) the clause of this Indenture pursuant to which the redemption shall occur; (b) the Redemption Date; (c) the principal amount of Notes to be redeemed; (d) the Redemption Price; (e) that such election has been duly authorized by all requisite corporate action on the part of the Company; and (f) that such election complies with any applicable covenants or conditions precedent set forth in this Indenture. If the Company elects to redeem less than all Notes Outstanding, it shall furnish the above information to the Trustee at least five Business Days prior to the date the related Notice of Redemption is to be sent to Holders of such redemption (unless a shorter period shall be satisfactory to the Trustee). Any proposed redemption may be cancelled by the Company upon written notice to the Trustee at any time prior to any Notice of Redemption being sent to any Holder, and, thereafter, such proposed redemption shall be null and void.

(f) If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected (i) in the case of Global Notes, pursuant to the policies and procedures of the Depositary, or (ii) in the case of Certificated Notes, by lot or in such other manner as shall be deemed appropriate and fair, and that may provide for the selection of a portion or portions (equal to $1 or an integral multiple of $1 in excess thereof) of the principal amount of such Notes of a denomination larger than $1.

(g) Notwithstanding the foregoing, no Notes may be redeemed by the Company on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.03 Effect of Notice of Redemption. Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price stated in the Notice of Redemption.

Section 16.04 Deposit of Redemption Price.

(a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) on or prior to 11:00 a.m., New York City time, on the Redemption Date an amount of money sufficient to redeem all of the Notes called for redemption at the appropriate Redemption Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment of Certificated Notes called for redemption will be made on the Redemption Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register, and payment of Global Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(b) If by 11:00 a.m., New York City time, on the Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Redemption Price and, if applicable, interest as provided in the proviso to Section 16.02(b)).

(c) Upon redemption of a Certificated Note in part pursuant to Section 16.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note.

ARTICLE 17

COLLATERAL

Section 17.01 Note Security Documents.

(a) None of the Collateral Trustee or, subject to Section 7.01, the Trustee nor any of their respective officers, directors, employees, attorneys or agents makes any representations as to and shall not be responsible or liable for the existence, genuineness, value, protection or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any of the Note Security Documents, or for the legality, sufficiency, effectiveness, validity, perfection, priority or enforceability of the Liens or any other security interests in any of the Collateral created or intended to be created by any of the Note Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of any of the Note Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or any defect or deficiency as to any such matters.

(b) If Company or any Guarantor acquires any assets or property that are required to become Collateral pursuant to this Indenture or the Note Security Documents or any Subsidiary is required to become a Guarantor pursuant to Section 4.15, the Company or such Guarantor shall promptly (and in any event within 45 days after such acquisition or requirement to become a Guarantor commences) execute a joinder to the Pledge and Security Agreement and the Collateral Trust Agreement and take all steps necessary to validly perfect such Parity Lien (to the extent required herein and by the Note Security Documents), and the Collateral Trustee is authorized and directed to execute any documentation necessary or desirable in connection therewith to create or perfect Parity Liens as set forth herein or in the Note Security Documents, in each case as set forth in a Company Order.

(c) The Company and each Guarantor shall execute such documents, financing statements, agreements and instruments, and take all commercially reasonable further actions (including the filing and recording of financing statements or amendments or continuation statements in respect thereof), that may be required under any applicable law, to ensure that the Liens of the Note Security Documents on the Collateral are and remain perfected (to the extent required by the Note Security Documents) with the priority required by the Note Security Documents, all at the expense of the Company and Guarantors and provide to the Collateral Trustee and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Trustee and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Note Security Documents. Neither the Trustee nor the Collateral Trustee shall have any obligation to, and neither of them shall be responsible for any such actions or otherwise perfecting, monitoring or maintaining the perfection of any Lien in any of the Collateral.

Section 17.02 Collateral Trustee.

(a) The Note Security Documents will be subject to the terms, limitations and conditions set forth in the Intercreditor Agreement and the Collateral Trust Agreement. Each Holder of Notes, by its acceptance of a Note, is deemed to (i) have consented and agreed to the terms of each Note Security Document (including any entered into after the Closing Date), as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture or, if applicable, the Intercreditor Agreement and the Collateral Trust Agreement, (ii) have consented to the appointment of the Collateral Trustee pursuant the Collateral Trust Agreement, (iii) have authorized and directed the Trustee to direct the Collateral Trustee to enter into the Note Security Documents to which it is, or is intended to be, a party, and (iv) have authorized and empowered the Collateral Trustee (through the Note Security Documents) to bind the Parity Lien Secured Parties (including the Holders and the Trustee) as set forth in the Note Security Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Note Security Documents. The Collateral Trustee shall have all the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities provided in the Note Security Documents and, additionally, shall have all the rights (including indemnification rights), benefits, privileges, protections, indemnities and immunities in its dealings under the Note Security Documents as are provided to the Trustee under this Indenture and under applicable law, all of which are incorporated herein mutatis mutandis.

(b) Except as required or permitted by the Note Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person, except in accordance with the Note Security Documents;

(ii) to foreclose upon or otherwise enforce any Parity Lien granted pursuant to the Note Security Documents; or

(iii) to take any other action whatsoever with regard to any or all of the Note Security Documents (including any Parity Lien granted thereunder) or Collateral.

(c) Subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Collateral Trustee will act pursuant to an Act of Parity Lien Debtors with respect to the Collateral. For the avoidance of doubt, the Collateral Trustee will have no discretion under the Note Security Documents and will not be required to make or give any determination, consent, approval, request or direction without an Act of Parity Lien Debtors as provided in the Collateral Trust Agreement. After the occurrence of an Event of Default and in accordance with the Collateral Trust Agreement, the Trustee may (but will not be obligated to) direct the Collateral Trustee (as provided in the Collateral Trust Agreement) in connection with any action required or permitted by this Indenture.

(d) Notwithstanding anything to the contrary set forth in the Note Security Documents, neither the Trustee nor the Collateral Trustee will be responsible for the existence, genuineness or value of any of the Collateral or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and Collateral Trustee hereby disclaim any representation or warranty to the present and future Holders of Notes concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

Section 17.03 Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Note Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture and that that it is subject to and bound by the provisions of the Intercreditor Agreement, the Collateral Trust Agreement and the other Note Security Documents, each as in effect at any time, (ii) authorizes and directs the Trustee to direct the Collateral Trustee (pursuant to the Collateral Trust Agreement) to enter into the Note Security Documents to which it is a party either on the Closing Date or thereafter, and (iii) authorizes and empowers the Collateral Trustee to bind the Parity Lien Secured Parties (including the Trustee and the Holders) as set forth in the Note Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder. Whether or not expressly provided in any Note Security Document, in entering and acting thereunder, the Collateral Trustee shall be entitled to all of the rights, privileges, immunities and indemnities set forth in this Indenture, the Collateral Trust Agreement and any other Note Security Document.

(b) Subject to the provisions of Section 7.01 and the Note Security Documents, the Trustee may (but shall not be obligated to) direct, on behalf of the Holders, the Collateral Trustee pursuant to the Collateral Trust Agreement to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens granted pursuant to the Note Security Documents;

(ii) enforce any of the terms of the Note Security Documents to which the Collateral Trustee or the Trustee is a party; or

(iii) collect and receive payment of any and all Obligations hereunder.

At the Company’s sole cost and expense, the Trustee is hereby authorized and empowered and directed by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Trustee pursuant to the Collateral Trust Agreement to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Security Documents or the Liens granted thereunder or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens granted pursuant to the Note Security Documents or be prejudicial to the interests of Holders, the Collateral Trustee or the Trustee.

Section 17.04 Release of Collateral.

(a) Subject to the Intercreditor Agreement and the Collateral Trust Agreement, the Parity Liens upon the Collateral will no longer secure the Notes and Guarantees Outstanding under this Indenture or any other Obligations under this Indenture (including the Obligations), and the right of the Holders of the Notes and such Obligations (including the Obligations) to the benefits and proceeds of the Parity Liens on the Collateral will automatically terminate and be discharged:

(i) in whole, as to all property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(ii) in whole, as to all property subject to such Liens, upon:

(1) payment or satisfaction in full in cash of the principal of, accrued and unpaid interest and premium, if any, and such other amounts due on the Notes and the payment in full in cash of all other Obligations; or

(2) satisfaction and discharge of this Indenture as set forth in Article 3 hereof; or

(3) the exercise by the Company of its Covenant Defeasance option as set forth in Section 3.02 hereof; or

(iii) in part, as to any property that (A) is sold, transferred or otherwise disposed of by the Company or one of the Guarantors in a transaction permitted by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of; provided, in each case, that any products or proceeds received by a Note Party in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Transaction Documents, or (B) is owned or at any time acquired by a Guarantor that has been released from its Guarantee (and any guarantee of other Obligations), concurrently with the release of such Guarantee (and any guarantee of other Obligations); or

(iv) for less than all or substantially all of the Collateral to the extent not pursuant to a transaction permitted by this Indenture, with the consent of the Requisite Holders (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, purchase of, the Notes).

Subject to the Intercreditor Agreement and the Collateral Trust Agreement, at the request of the Company and upon receipt of an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent and covenants under this Indenture, including the specific conditions precedent set forth in any of sub-paragraphs (i) through (vi) above, as applicable, and the Transaction Documents, if any, relating to such release have been complied with, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company and satisfactory to the Trustee and Collateral Trustee, the Collateral Trustee shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Transaction Documents. Neither the Trustee nor the Collateral Trustee shall be liable for any such release undertaken in good faith in reliance upon any such Officers’ Certificate and Opinion of Counsel; and notwithstanding any term hereof or in any Transaction Document to the contrary, the Trustee and the Collateral Trustee shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

(b) The release of any Collateral from the terms of the Transaction Documents, or the release, in whole or in part, of the Liens created by the Note Security Documents, will not be deemed to impair the Guarantees and security under this Indenture in contravention of the provisions hereof and of the Note Security Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Transaction Documents, and any Person that is required to deliver an Officers’ Certificate shall be entitled to rely upon the foregoing as a basis for delivery of such certificate.

Section 17.05 Use of Collateral.

(a) Each Holder, by accepting a Note, consents and agrees to the provisions of this Indenture and the Note Security Documents governing the possession, use and release of Collateral. Each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Indenture and the Note Security Documents. Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have commenced enforcement of remedies under the Note Security Documents, except to the extent otherwise provided in the Note Security Documents or this Indenture, the Note Parties will have the right to remain in possession of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

(b) Notwithstanding the foregoing, the Note Parties may, among other things, without any release or consent by the Trustee or the Collateral Trustee, use and dispose of the Collateral in any lawful manner to the extent permitted by provisions of this Indenture and the Note Security Documents.

(c) The release of any Collateral from the terms of this Indenture will not be deemed to impair the security under this Indenture in contravention of provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

Section 17.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 17 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 17; and if the Trustee or the Collateral Trustee shall be in the possession of the Collateral under any provision of this Indenture or the Note Security Documents, then such powers may be exercised by the Trustee or the Collateral Trustee, as the case may be.

Section 17.07 Voting. In connection with any matter under the Collateral Trust Agreement requiring a vote of the Parity Lien Secured Parties, the Parity Lien Secured Parties shall be treated as a single class as provided in the Collateral Trust Agreement, and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate Outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Collateral Trust Agreement or any other applicable Note Security Document.

Section 17.08 Appointment and Authorization of Wilmington Savings Fund Society, FSB as Collateral Trustee. The Holders, by accepting a Note, hereby consent to the appointment of Wilmington Savings Fund Society, FSB as the Collateral Trustee acting on behalf of the Parity Lien Secured Party (including the Holders and the Trustee) on the terms and conditions set forth in the Collateral Trust Agreement and the other Note Security Documents.

Section 17.09 Release Upon Termination of the Company’s Obligations. Subject to the Note Security Documents, in the event that the Company delivers to the Trustee and the Collateral Trustee, in form and substance acceptable to it, an Officers’ Certificate and an Opinion of Counsel certifying that all the obligations (including all Obligations) under this Indenture, the Notes and the Note Security Documents have been satisfied and discharged by the payment in full in cash of the Obligations (other than contingent indemnification obligations), and all such obligations have been so satisfied, (i) the Parity Liens granted pursuant to the Note Security Documents related to the Obligations shall automatically terminate and be released, (ii) the Trustee shall deliver to the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Note Security Documents, and (iii) the Trustee and the Collateral Trustee shall do or cause to be done all acts reasonably requested by the Company to evidence or give public notice of the release of such Parity Liens as soon as is commercially reasonable.

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.01 Investments. In the absence of written investment direction from the Company, all cash received by the Trustee or the Collateral Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee or the Collateral Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and neither the Trustee nor the Collateral Trustee shall have any obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

Section 18.02 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 18.03 Notices.

(a) Except as otherwise expressly provided herein, any notice, request or demand that by any provision of this Indenture is required or permitted to be given, made or served by the Trustee or by Holders or by any other Person pursuant to this Indenture to or on the Company may be given, made or served by any standard form of telecommunication or by being deposited in first class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Trustee), as follows: Karyopharm Therapeutics Inc., 85 Wells Avenue, Suite 210, Newton, MA 02459, Attention: General Counsel. Any notice, election, request or demand by the Company or any Holder or by any other Person pursuant to this Indenture to or upon the Trustee, the Collateral Trustee or the Information Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing (i) to the Trustee and the Information Agent at the Corporate Trust Office of the Trustee or the office of the Information Agent, as applicable, or (ii) to the Collateral Trustee pursuant to notice provisions of the Collateral Trust Agreement. Notwithstanding anything herein to the contrary, where reference herein is made to notice of any event (including a Notice of Redemption) to a Holder, whether by mail or otherwise, such notice shall be sufficiently given when delivered to the Depositary (or its designee) pursuant to the customary procedures of the Depositary; provided that any notice to a holder of Certificated Notes may be delivered by electronic mail or first class mail to the address of such holder in the Security Register. Any Person who becomes a beneficial owner of Notes after the Closing Date that wishes to obtain access to the Platform (a “Requesting Holder”) shall provide a fully completed and executed Platform Access Request to the Company, with a copy to the Information Agent. Promptly following receipt of a fully completed and executed Platform Access Request (which the Company may rely upon conclusively without investigation) and any other information requested by the Company that, in its sole determination, is required to demonstrate proof of beneficial ownership, the Company shall confirm to the Information Agent whether such Requesting Holder is entitled to access to the Platform; provided, however, that in the event the Company fails to provide such confirmation (or otherwise question or object to any Platform Access Request) to the Information Agent within 30 days of receipt of such Platform Access Request, the Company hereby directs the Information Agent to grant such Requesting Holder access to the Platform as soon as practicable following such 30 day period to the extent such Requesting Holder has provided to the Information Agent a fully completed and executed Platform Access Request (which the Information Agent may rely upon conclusively without investigation). In the event that a beneficial owner of the Notes with access to the Platform ceases to be a beneficial owner of the Notes, such beneficial owner agrees to no longer access the Platform.

(b) The Company and each Holder hereby acknowledges that for such time as an Information Agent is appointed in respect of this Indenture, (i) the Information Agent will make available to the Holders materials and/or information provided by or on behalf of Company hereunder (collectively, “Company Materials”) by posting the Company Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Holders (each, a “Public Holder”) may have personnel who do not wish to receive information that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD promulgated by the Commission under the Securities Act and the Exchange Act (all such information described in the foregoing, “MNPI”). Company hereby agrees that (1) it will use commercially reasonable efforts to cause all Company Materials to be identified as either (A) “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof) or (B) “PRIVATE”; (2) by marking the Company Materials “PUBLIC,” Company shall be deemed to have authorized the Information Agent, any beneficial owner of Notes and the Holders to treat such Company Materials as not containing any MNPI (although it may be sensitive and proprietary); (3) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (4) the Information Agent shall be entitled to treat any Company Materials that are not marked “PUBLIC” as “PRIVATE” and being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that Company and its Subsidiaries shall not otherwise be under any obligation to mark any particular Company Materials “PUBLIC”). Notwithstanding anything herein to the contrary, financial statements and other documentation delivered pursuant to Section 1.04 (to the extent such reports and filings are filed by Company with any stock exchange on which any securities of Company are traded and/or the Commission) shall be deemed to be suitable for posting on a portion of the Platform designated for “Public Side Information” and marked “PUBLIC” by the Company. Unless expressly marked “PUBLIC,” the Information Agent agrees not to make any such Company Materials available to a Public Holder on a portion of the Platform designated for “Public Side Information.”. In the event that any Public Holder has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Holder acknowledges that (i) the Information Agent and other Holders may have access to such information, (ii) that only Company Materials marked “PUBLIC” by the Company will be posted on a portion of the Platform designated “Public Side Information,” and (iii) neither the Company nor the Information Agent nor other Holders with access to such information shall have (x) any responsibility for such Public Holder’s decision to limit the scope of information it has obtained in connection with this Indenture and the other Transaction Documents or (y) any duty to disclose such information to such electing Holder or to use such information on behalf of such electing Holder, and shall not be liable for the failure to so disclose or use such information.

(c) Notwithstanding the foregoing, to the extent Company in good faith determines that it is necessary to disclose MNPI to a Public Holder for purposes relating to this Indenture or any other Transaction Document, Company shall inform the Information Agent and the Trustee in writing together with a written notice describing such determination (a “MNPI Notice”) to be delivered to all Holders, and (i) Information Agent shall distribute such MNPI Notice by email to any Public Holder, and within two (2) Business Days after the sending of such email by Company to the Information Agent, such Public Holder shall engage with the Company to discuss such purposes, and (ii) the Trustee shall notify all Holders of the MNPI Notice pursuant to the customary procedures of the Depositary.

(d) Each Note Party understands that the distribution of material through the Platform, any Approved Electronic Communications or other electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

(e) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Information Agent, the Trustee, Collateral Trustee, their respective Affiliates or any of their or their Affiliates’ respective officers, partners, members, directors, trustees, employees, managers, advisors, consultants, administrators, agents, sub-agents or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to any of the Note Parties, any Holder or any other Person for damages of any kind (whether in tort, contract or otherwise) arising out of any Note Party’s or Information Agent’s transmission of communications through the Platform. Each party hereto agrees that each of Information Agent and each Agent Affiliate has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform or determining whether Company Materials contain any MNPI.

(f) Each Note Party, Trustee and Collateral Trustee agrees that the Information Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Information Agent’s customary document retention procedures and policies.

(g) All uses of the Platform shall be governed by and subject to, in addition to this Section 18.03, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Holders and their Affiliates in connection with the use of such Platform.

Section 18.04 Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any company or other entity that shall at the time be the lawful successor of the Company.

Section 18.05 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time, and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.06 Tax Treatment.

(a) It is intended that, for U.S. federal income tax purposes: (i) Notes will be treated as indebtedness (and not as equity or a “contingent payment debt instrument” governed by Section 1.1275-4 of Treasury Regulations); (ii) any payments of cash or PIK Interest on the Notes will not constitute “contingent interest” for purposes of Section 871(h)(4) of the Internal Revenue Code (or dividends or deemed dividends for U.S. tax purposes), (iii) the settlement of any Conversion Obligation of a Note will be treated as a tax-free transaction; (iv) the transactions that become effective on the Closing Date will not result in a deemed or constructive distribution or dividend. The provisions of this Indenture shall be interpreted to further this intention. The Company covenants and agrees (i) to report all income tax matters with respect to Notes consistent with this Section 18.06(a) and not take any action or file any tax return, report or declaration inconsistent herewith unless required to do so by a change in applicable Requirements of Law or by a tax authority following an audit or examination and (ii) to give prior notice to, and consider in good faith any input from, the Holders prior to making any tax reporting inconsistent with this Section 18.06(a).

(b) The Company hereby represents that, as of the Closing Date, it does not expect to have any current or accumulated earnings and profits from operations for its current taxable year.

(c) The Company represents and warrants that it has never been, and expects not to be in the current taxable year or in the foreseeable future, a “United States real property holding corporation” as such term is defined under Section 897 of the Code.

Section 18.07 Certificates and Opinions as to Conditions Precedent.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture (other than the certificate to be delivered pursuant to Section 4.07) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 18.08 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Maturity Date or any other date on which the principal and accrued but unpaid interest, if any, on the Notes is due and payable, is not a Business Day or is a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed, then any payment to be made on such date may be made on the next succeeding day that is a Business Day and is not a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed with the same force and effect as if made on such Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Maturity Date or such other date, as the case may be, and no interest shall accrue in respect of the delay.

Section 18.09 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, the Holders, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, any legal or equitable right, remedy or claim under or in respect of this Indenture or under any covenant, condition or provision contained in this Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

Section 18.11 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.13 Separability. In case any one or more provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 18.14 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.16 Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, any Daily VWAP, any VWAP, the accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 18.17 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee and the Collateral Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 18.18 Tax Withholding. Subject in all respects to Section 4.09 of this Indenture, the Company or the Trustee (or, if not the Trustee, the Paying Agent), as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Company or the Trustee (or, if not the Trustee, the Paying Agent), as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and, subject to Section 4.09 of this Indenture, shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. For the avoidance of doubt, and subject in all respects to Section 4.09 of this Indenture, if the Company or Trustee (or, if not the Trustee, the Paying Agent), as the case may be, pays withholding taxes on behalf of a Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or the Trustee (or, if not the Trustee, the Paying Agent), as the case may be, at its option, may withhold such taxes from payments of cash and shares of Common Stock on the Notes.

Section 18.19 Applicability of Waivers Under The Term Loan Agreement. Any waiver of a “default,” “event of default,” breach of representation or warranty or compliance with any covenant or other term or provision under the Term Loan Agreement or any other Credit Document (as defined in the Term Loan Agreement) shall apply mutatis mutandis as a waiver of the equivalent Default or Event of Default, representation or warranty or covenant or other term or provision in this Indenture or applicable corresponding Transaction Documents upon Trustee’s receipt of notice of such waiver from the Term Loan Administrative Agent under the Term Loan Agreement, unless such waiver is in connection with any refinancing or any modification or amendment of the Term Loan Agreement as a result of which the Original

Holders would own less than 50% of the Term Loan. Trustee shall promptly forward any such notice to the Holders. For the avoidance of doubt, procedures for amendments and modifications are set forth in Section 10.01(l) and no Supplemental Indenture shall be required to be delivered pursuant to this Section 18.19. This provision shall not apply following any refinancing (including, without limitation, any Permitted Refinancing) of the Term Loan Agreement.

Section 18.20 Information Agent. Notwithstanding anything to the contrary in this Indenture or the other Transaction Documents, prior to the appointment of an Information Agent, the Company shall not provide any Company Materials (including any MNPI) to any Holders or the Information Agent. Until the earlier of (i) the appointment of an Information Agent and (ii) 90 days after the Closing Date, no Default or Event of Default shall be deemed to occur under Sections 6.01(e), (f) or (g) solely to the extent such Default or Event of Default results from the Company’s failure to provide information to the Holders or Information Agent that would, in its good faith and commercially reasonable determination, constitute MNPI.

Section 18.21 Confidentiality. The Trustee, Information Agent and each Holder and beneficial owner of Notes shall maintain the confidentiality of all MNPI regarding the Company and its Subsidiaries and their businesses, it being understood and agreed by each Note Party that, in any event, Information Agent may disclose any such information to the Holders or beneficial owners of Notes (including pursuant to Section 18.03(b) and on the Platform) and Trustee, and the Trustee, Information Agent and any Holder and any beneficial owner of Notes may make (i) disclosures of such information to their respective Affiliates and to their respective officers, Directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts, or agents on a confidential basis (and to other Persons authorized by the Trustee, Information Agent or a Holder or beneficial owner of Notes to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 18.21), (ii) disclosures of such information reasonably required by any potential or prospective transferee in connection with the contemplated transfer of any Notes or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Note Party and its obligations (provided, such transferees, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 18.21 or other substantially similar confidentiality restrictions), (iii) disclosure on a confidential basis to any rating agency, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Notes, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Indenture or any other Transaction Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Company promptly thereof to the extent not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi regulatory authority (including the NAIC) purporting to have jurisdiction over such Person or any of its Affiliates, (viii) disclosures to members of the investment committee of a Holder or beneficial owner of Notes (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ix) disclosures to any Holders’ or any beneficial owners’ of Notes financing sources; provided that prior to any disclosure such financing source is informed of the confidential nature of the information, (x) disclosures to the extent such information (A)

becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Trustee, Information Agent, any Holder, any beneficial owner of Notes or any of their respective Affiliates on a nonconfidential basis from a source other than the Note Parties and (xi) disclosures with the consent of the relevant Note Party. Notwithstanding the foregoing, on or after the Closing Date, Trustee may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Note Parties). Each Holder and beneficial owner of Notes acknowledges that it is aware that the United States and other applicable securities laws prohibit any person who has MNPI about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 19

HOLDER AGREEMENTS AND AUTHORIZATION OF NOTE SECURITY DOCUMENTS

Section 19.01 Holder Agreements and Authorization.

(a) Each Holder by accepting a Note agrees that the Parity Liens are subject to the terms of the Intercreditor Agreement. The Holders by accepting a Note hereby authorize the Collateral Trustee to enter into the Intercreditor Agreement, the Collateral Trust Agreement, and each other Note Security Document, in each case on behalf of the Parity Lien Secured Parties (including the Holders and the Trustee), and agree that the Holders shall comply with the provisions of the Intercreditor Agreement and the Collateral Trust Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of any conflict or inconsistency among the provisions of this Indenture or the Note Security Documents, on the one hand, and the Intercreditor Agreement or the Collateral Trust Agreement, on the other hand, the provisions of the Intercreditor Agreement or the Collateral Trust Agreement (as applicable) shall control.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson
Name: Richard Paulson
Title: President and Chief Executive Officer

WILMINGTON SAVINGS FUND SOCIETY, FSB as Trustee

By:	/s/ Raye Golsborough
Name: Raye Golsborough
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]

[[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF KARYOPHARM THERAPEUTICS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT (“RULE 144”) OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

D-1

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE SECURITY REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY, OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]]

[THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, AND YIELD TO MATURITY, PLEASE CONTACT [INSERT NAME, TITLE, AND ADDRESS OF PHONE NUMBER OF PERSON TO CONTACT AT THE ISSUER].]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Note due 2029

No. [ ]	[Initially][1] $[ ]

CUSIP No. [   ]

Karyopharm Therapeutics Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [     ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[   ]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $103,502,450.00, as increased by PIK Interest pursuant to Section 2.03(d) of the Indenture, in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 13, 2029, and interest thereon as set forth below.

This Note shall bear interest at the rate of 9.00% per year from [     ], or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 13, 2029. Interest is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing on [     ], to Holders of record at the close of business on the preceding March 15, June 15, September 15 and December 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and, except as provided in the Indenture, any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.03, as applicable, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Unless the context otherwise requires, references to “Notes” for all purposes of this Note shall include any additional Notes that are issued as a result of payment of PIK Interest or Additional Amounts relating to the payment of PIK Interest.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KARYOPHARM THERAPEUTICS INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON SAVINGS FUND SOCIETY, FSB as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Note due 2029

This Note is one of a duly authorized issue of Notes of the Company, designated as its 9.00% Convertible Senior Notes due 2029 (the “Notes”), limited to the aggregate principal amount of $103,502,450.00, as increased by PIK Interest pursuant to Section 2.03(d) of the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of October 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Other than as provided in Section 2.12 of the Indenture (and, for the avoidance of doubt, in connection with the payment of PIK Interest or Additional Amounts relating to the payment of PIK Interest), the Company may not reopen this Indenture and issue additional Notes under this Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

To guarantee the due and punctual payment of the principal and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Company under the Indenture, the Notes and the other Transaction Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally Guarantee) such obligations on a senior secured basis pursuant to the terms of the Indenture.

The Notes and the Guarantor’s Guarantees of the Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Note Security Documents. The Collateral Trustee will hold the Collateral for the benefit of the Parity Lien Secured Parties pursuant to the Note Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Trustee to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the applicable Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Trustee and the Information Agent in certain circumstances, without the consent of the Holders, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1 principal amount and integral multiples of $1 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Additional Notes issued for purposes of payments of PIK Interest or Additional Amounts relating to the payment of PIK Interest shall be issued as follows: (i) with respect to Notes represented by one or more Global Notes, by increasing the principal amount of the Outstanding Global Notes, effective as of the applicable Interest Payment Date, by an amount equal to the amount of PIK Interest for the applicable interest payment period (rounded up to the nearest $1.00) or, if necessary, by issuing a new Global Note executed by the Company and a written order to the Trustee to authenticate such new Global Note under the Indenture; and (ii) with respect to Notes represented by Certificated Notes, by issuing additional Notes in the form of Certificated Notes, dated as of the applicable Interest Payment Date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest payment period (rounded up to the nearest $1.00), and the Trustee will, at the written order of the Company, authenticate and deliver any such additional Notes in the form of Certificated Notes for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders.

Following an increase in the principal amount of the Outstanding Global Notes as a result of a capitalization of PIK Interest, the Global Notes will bear interest on such increased principal amount from and after the applicable Interest Payment Date. Any additional Notes issued in the form of Certificated Notes will be dated as of the last day of the applicable interest period and will bear interest from and after such date. Additional Notes issued pursuant to a capitalization of PIK Interest will have identical terms to the originally issued Notes except interest on such additional Notes will begin to accrue from the date they are issued rather than the Closing Date.

On or after May 13, 2026 until the Business Day prior to the Maturity Date, the Company may in certain circumstances specified in the Indenture redeem all or part of the Notes. Other than as provided before, the Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1 or integral multiples of $1 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1 or an integral multiple of $1 in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in commonAdditional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Notes due 2029

The initial principal amount of this Global Note is       DOLLARS ($[   ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

1

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Notes due 2029

To: Wilmington Savings Fund Society, FSB

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1 principal amount or an integral multiple of $1 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name and address has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 27

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Notes due 2029

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a Fundamental Change Company Notice from Karyopharm Therapeutics Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1 principal amount or an integral multiple of $1 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[7]	Include if a physical note.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Notes due 2029

For value received            hereby sell(s), assign(s) and transfer(s) unto       (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

If this Note is a Restricted Security, in connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐     To Karyopharm Therapeutics Inc. or a subsidiary thereof; or

☐     Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐     Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐     Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

1

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

ATTACHMENT 48

[FORM OF ASSET SALE REPURCHASE NOTICE]

KARYOPHARM THERAPEUTICS INC.

9.00% Convertible Senior Notes due 2029

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of an Asset Sale Offer Notice from Karyopharm Therapeutics Inc. (the “Company”) and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.06 of the Indenture referred to in this Note (1) the Asset Sale Pro Rata Repurchase Amount below designated, and (2) if such Asset Sale Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Asset Sale Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (the Asset Sale Pro Rata Repurchase Amount): $

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[8]	Include if a physical note.

1

ATTACHMENT 5

[FORM OF PLATFORM ACCESS REQUEST]

Platform Access Request

VIA EMAIL Karyopharm Therapeutics Inc. 85 Wells Avenue, Suite 210 Newton, MA 02459 Attn: Lori Macomber, Chief Financial Officer Email: [***] [***]	CC: Wilmington Savings Fund Society, FSB, as Information Agent 500 Delaware Avenue, 11th Floor Wilmington, DE 19801 Attention: GCM/Raye Goldsborough Email: [***] [***]

Dear ladies and gentlemen:

Reference is made to the Indenture dated as of October 10, 2025 (as amended, supplemented or modified and in effect from time to time, the “Indenture”) pursuant to which you issued 9.00% Convertible Senior Notes due 2029 (the “Notes”). All capitalized terms used and not defined herein shall have the respective meanings given to them in the Indenture.

1.

The undersigned [is beneficial owner of the Notes as detailed in Annex A, and] hereby requests access to the Platform be granted to it through its representative, [insert name], at [insert such representative’s email, which cannot be a group email].

2.

The undersigned has reviewed (and has caused its representative identified above to review) Sections 18.03(b) – (g), 18.20 and 18.21 of the Indenture (together with all relevant definitions), and acknowledges and agrees to be bound thereby and by all applicable laws, rules and regulations related to MNPI.

3.	The undersigned agrees and acknowledges that:

(a)	The Information Agent shall have no responsibility or liability related to the content or nature, including the accuracy or completeness, of the Company Materials.

(b)	The Information Agent need not investigate any fact or matter stated in the Company Materials or the designation thereof as “PUBLIC” or “PRIVATE” by the Company.

(c)

Access to the Platform is subject to the terms and conditions as noted therein, and such policies and procedures as the Company and the Information Agent, in their sole discretion, may require in connection with providing access to the Platform.

4.

The undersigned agrees not to commence or assist in any legal or other proceedings against the Information Agent in relation to, and agrees that the Information Agent shall not be liable for, sharing Company Materials on the Platform in accordance with the Information Agency Agreement and the Indenture unless the Information Agent acts with gross negligence or willful misconduct.

5.	In the event that the undersigned is no longer a beneficial owner of the Notes, the undersigned agrees to no longer access the Platform and to promptly notify the Company of such change in position.

Very truly yours,

By: [Requesting Holder]

By:
Name:
Title:

Annex A

[Requesting Holder to attach proof of holdings pursuant to Section 8.02 of the Indenture.]